 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-227906
This preliminary Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary Prospectus Supplement and the accompanying Base Prospectus is not complete and may be changed. This preliminary Prospectus Supplement and the accompanying Base Prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated July 23, 2019

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 9, 2018)

            Common Shares

We are offering      common shares, par value $0.001 per share, in this offering pursuant to this Prospectus Supplement and the accompanying Base Prospectus. Our common shares are listed and traded on the NYSE American, under the symbol “SACH.” The closing price of our common shares on July 23, 2019, was $5.17 per share.
We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. To maintain our REIT status, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 4.99% in value or number, whichever is more restrictive, of the outstanding shares of our capital stock by any person except for our founders John L. Villano and Jeffrey C. Villano who, as of July 19, 2019, owned 6.37% and 8.96% of our issued and outstanding common shares, respectively. See “Restrictions on Ownership and Transfer of Capital Stock” on page 51 of the accompanying Base Prospectus for more information about these restrictions.
You should read this Prospectus Supplement in conjunction with the accompanying Base Prospectus, dated November 9, 2018, including any supplements and amendments thereto. This Prospectus Supplement is qualified by reference to the accompanying Base Prospectus, except to the extent that the information in this Prospectus Supplement supersedes the information contained in the accompanying Base Prospectus. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying Base Prospectus, including any supplements and amendments thereto.
As of the date of this Prospectus Supplement, the aggregate market value of our outstanding common shares held by non-affiliates exceeds $75 million. Accordingly, we are no longer subject to the limitations set forth in General Instruction I.B.6 of Form S-3.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public disclosure requirements for this Prospectus Supplement. See “Prospectus Supplement Summary — Emerging Growth Company” on page S-10 of this Prospectus Supplement.
Investing in our securities involves significant risks. Please read “Risk Factors” on page S-14 of this Prospectus Supplement, on page 12 of the accompanying Base Prospectus and in the documents incorporated by reference into this Prospectus Supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Base Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
The underwriters expect to deliver the common shares on or about            , 2019. We have granted the underwriters an option to purchase up to      additional common shares from us at the public offering price, less the underwriting discount, within 45 days from the date of this Prospectus Supplement, to cover over-allotments, if any.
AEGIS CAPITAL CORP.
The date of this prospectus supplement is            , 2019.

Prospectus Supplement
Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors” below and in the accompanying Base Prospectus, the information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, and the financial statements and the other information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, before making an investment decision.
This Prospectus Supplement and the accompanying Base Prospectus form part of an effective registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this Prospectus Supplement, which provides you with specific information about this offering. The second part, the accompanying Base Prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “Prospectus,” we are referring to both parts combined. This Prospectus Supplement may add, update, or change information contained in the accompanying Base Prospectus. To the extent that any statement we make in this Prospectus Supplement is inconsistent with statements made in the accompanying Base Prospectus or any documents incorporated by reference herein or therein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Base Prospectus and such documents incorporated by reference herein and therein.
This Prospectus Supplement and the accompanying Base Prospectus relate to the offering of our common shares. Before buying any securities offered hereby, we urge you to carefully read this Prospectus Supplement and the accompanying Base Prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This Prospectus Supplement may add, update, or change information in the accompanying Base Prospectus.
You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement, the accompanying Base Prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this Prospectus Supplement, the accompanying Base Prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, and the financial statements and the other information incorporated by reference in the accompanying Base Prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this Prospectus Supplement entitled “Where You Can Find More Information; Incorporation by Reference.”
This Prospectus Supplement and the accompanying Base Prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this Prospectus Supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information; Incorporation by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
Securities offered pursuant to the registration statement to which this Prospectus Supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.
All references in this Prospectus Supplement to ‘‘us,’’ ‘‘we,’’ or ‘‘our,’’ are references to Sachem Capital Corp. and its predecessor, Sachem Capital Partners, LLC, or SCP, unless specified otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in common shares. Please read this entire Prospectus Supplement and the accompanying Base Prospectus, including the risk factors, as well as the information incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, carefully.
Overview
We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty is typically collaterally secured by a pledge of the guarantor’s interest in the borrower. Our typical borrower is a real estate investor who will use the proceeds to fund its acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial properties held for investment or sale. The property may or may not be income producing. We do not lend to owner-occupants. Our loans are referred to in the real estate finance industry as ‘‘hard money loans.’’
We believe that we meet all the requirements to qualify as a real estate investment trust, referred to in this Prospectus Supplement as a REIT, for U.S. federal income tax purposes and we elected to be taxed as a REIT beginning with our 2017 tax year.
Recent Developments
At December 31, 2018, shareholders’ equity was approximately $52.8 million and total bank indebtedness was approximately $27.5 million, consisting of $27.2 million outstanding on our $35 million revolving credit facility and a $300,000 mortgage on our corporate headquarters. Since January 1, 2019, we have refinanced the mortgage on our corporate headquarters, increasing that loan to $800,000. In addition, we raised approximately $19.4 million (gross proceeds) of equity capital and $23.7 million (aggregate principal amount) of debt capital. The net proceeds from these financing transactions were used to pay off the entire outstanding balance on our existing $35 million credit facility, which was terminated on June 25, 2019. We anticipate charges in the second quarter relating to the termination of the credit facility will be approximately $750,000, of which approximately $486,500 represents non-cash charges or deferred financing costs.
We entered into an At Market Issuance Sales Agreement, dated June 28, 2019, with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Janney Montgomery Scott LLC (“Janney”), pursuant to which each of Ladenburg and Janney have agreed to act as our agent in connection with an at-the-market offering of our common shares. We have reserved 6,500,000 common shares for sale under that agreement. As of the date of this prospectus, we have sold approximately 650,000 common shares for approximately $3.4 million of gross proceeds through that facility.
Our Competitive Strengths
We believe our competitive advantages include the following:
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Experienced management team.   Our senior executive officers are experienced real estate lenders. Since December 2010, when our predecessor commenced operations, through March 31, 2019 we have originated 960 real estate loans having an aggregate original principal amount of approximately $178 million. In addition, over the same period, we have generated attractive annual returns under varying economic and real estate market conditions.

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Long-standing relationships.   As of March 31, 2019, 15 loans, having an aggregate principal balance of approximately $5.2 million, were made to borrowers with whom we have long-standing relationships, including two (2) loans with an aggregate principal balance of approximately $870,000 to JJV, LLC, the former managing member of SCP, which is owned by our co-chief executive officers.

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Knowledge of the market.   Our intimate knowledge of the Connecticut real estate market enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.

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Disciplined lending.   We seek to maximize our risk-adjusted returns, and preserve and protect capital, through our disciplined and credit-based approach. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction. We seek to protect and preserve capital by carefully evaluating the condition of the property, the location of the property, the value of the property and other forms of collateral.

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Vertically-integrated loan origination platform.   We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships.

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Structuring flexibility.   As a small, non-bank, geographically-focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients. Our ability to customize financing structures to meet borrowers’ needs is one of our key business strengths.

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No legacy issues.   Unlike many of our competitors, we are not burdened by distressed legacy real estate assets.

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History of successful operations.   We commenced operations as a limited liability company in December 2010 with three investors and limited equity capital. Immediately prior to our initial public offering in February 2017, we had approximately 155 investors and $27.0 million of members’ equity, including capital invested by our founders, Jeffrey C. Villano and John L. Villano and their respective affiliates. Our loan portfolio at the time was $33.8 million. Since our inception in December 2017, our revenues, net income, cash flows and distributions to investors have steadily increased. In 2017, we funded an aggregate of approximately $53.5 million of loans, raised a total of  $30.3 million of equity capital (in addition to the $27.0 million of members’ equity immediately prior to our initial public offering) and obtained a $20.0 million revolving credit facility to support our lending operations. In 2018, we funded an aggregate of approximately $42.1 million of loans, and we replaced the $20.0 million revolving credit facility with a new $35 million revolving credit facility to support our lending operations. Recently, we completed a $23 million note offering and used the net proceeds to repay the entire outstanding balance of the revolving credit facility, which was terminated.

Market Opportunity
We believe there is a significant market opportunity for a well-capitalized ‘‘hard money’’ lender to originate attractively priced loans to small-scale real estate developers with strong equity positions (i.e., good collateral), particularly in Connecticut where real estate values in many neighborhoods are stable and substandard properties are being improved, rehabilitated and renovated. We also believe these developers would prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs, our lending criteria, which places greater emphasis on the value of the collateral rather than the property cash flow or credit of the borrower, and our ability to close quickly.
Our Objectives and Strategy
Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term, principally through dividends. We intend to achieve this objective by continuing to focus on selectively originating, managing and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the Connecticut real estate market, our expertise in ‘‘hard money’’ lending and our focus on newly originated first mortgage loans, should enable us to achieve this objective. Nevertheless, we remain flexible to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.
Our strategy to achieve our objective includes the following:
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capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the commercial and investment real estate markets;

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take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending currently and in the future, as well as the outlook for real estate in general and particular asset classes;

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remain flexible to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and

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operate to qualify as a REIT and for an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Leverage Policies/Financing Strategy
We use a combination of equity capital and the proceeds of debt financing to fund our operations. At March 31, 2019, debt and equity represented approximately 35% and 65%, respectively, of our total capital. Since March 31, 2019, we have raised $16.6 million (net of commissions payable to the selling agents) from the sale of approximately 3.6 million common shares and $22.3 million (net of deferred financing costs) from the sale of our 7.125% unsecured, unsubordinated bonds due June 30, 2024. We used approximately $30.4 million of those funds to pay the outstanding balance on our $35 million revolving credit facility in full and terminated the facility on June 25, 2019. A portion of the equity capital raised, $13.3 million, was part of a $16 million at-the-market offering that was completed in May 2019 in which B. Riley FBR, Inc. acted as our sales agent. The agreement with B. Riley FBR was terminated effective July 6, 2019. The balance of the equity capital raised, $3.3 million, is part of a $30 million at-the-market offering that commenced on July 1, 2019. Our sales agents in connection with that offering are Ladenburg Thalmann & Co. Inc. and Janney Montgomery Scott LLC. The bonds were sold in an underwritten public offering that was consummated June 25, 2019.
REIT Qualification
Beginning with our 2017 tax year, we elected to be taxed as a REIT. Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distribution requirements applicable to REITs and the diversity of ownership of our outstanding common shares. We cannot assure you that we qualify as a REIT or that, even if we do qualify initially, we will be able to maintain REIT status.
So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate income tax rates and may be precluded from electing to be treated as a REIT for four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income.
Distribution Policy
U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. Any distributions we make to our shareholders, the amount of such dividend and whether such dividend is payable in cash, Common Shares or other property, or a combination thereof, will be at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures and the restrictions and limitations imposed by the New York Business Corporation Law, referred to as the BCL, and any restrictions and/or limitation imposed on us by our creditors. For more information, see “Risk Factors — REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions” and “Distribution Policy.”
To comply with certain REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits, referred to as a Purging Distribution. As of January 1, 2017, we had no accumulated earnings and profits.
Consistent with the distribution requirements applicable to REITs, since 2017 we have paid dividends or declared dividends for payment as follows:
Payment Date	Amount Per Share
2019
July 29*	$0.120
April 18	$0.120
January 10(1)	$0.170
2018
November 6	$0.120
July 27	$0.110
April 27(2)	$0.105
February 27(3)	$0.105
2017
November 17	$0.105
July 27	$0.105
April 27	$0.050

*
The record date for this dividend is July 22, 2019. Investors in this offering will not receive this dividend with respect to common shares purchased in this offering.

(1)
Represents a distribution of 2018 income and was calculated to comply with the federal tax rules and regulations applicable to us as a REIT.

(2)
$0.029 of such distribution reflects 2017 income.

(3)
Represents a distribution of 2017 income.

Restrictions Relating to our Common Shares
Our certificate of incorporation, as amended, includes several provisions that are designed to ensure that we satisfy various Code-imposed requirements applicable to REITs including the following:
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Shareholders are prohibited from beneficially or constructively owning, applying certain attribution rules under the Code, more than 4.99% by value or number of shares, whichever is more restrictive, of our outstanding capital shares. This restriction does not apply to Jeffrey C. Villano and John L. Villano, who, as of July 19, 2019, beneficially owned approximately 8.96%

and 6.37%, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.
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Shareholders will not be allowed to transfer their shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.

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Any ownership or purported transfer of our capital shares in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

The foregoing limitations and restrictions could delay or prevent a transaction or a change in control of us that might involve a premium price for our capital shares or otherwise be in the best interests of our shareholders.
Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares will be deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors, who, following the completion of our IPO, was the constructive owner of more than 4.99% of our outstanding common shares. However, as a result of the follow-on offering in October 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent the shareholder from acquiring shares in excess of the limit in the first place.
Summary Risk Factors
An investment in our common shares involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in this Prospectus Supplement and the accompanying Base Prospectus under the heading “Risk Factors” beginning on page S-14 and page 12, respectively. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose a portion or your entire investment. These risks include:
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The market price and trading volume of our common shares could be volatile and could decline, resulting in a substantial or complete loss of your investment.

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Future sales of substantial amounts of our common shares could adversely affect the market price of our common shares.

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You may experience immediate and substantial dilution in the net tangible book value per common share you purchase.

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Our management will have broad discretion with respect to the use of the proceeds of this offering.

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Our common shares have been thinly traded in the past.

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We have a substantial amount of indebtedness outstanding, which may expose us to the risk of default under our debt obligations, restrict our operations and our ability to grow our business and revenues and restrict our ability to pay distributions to our shareholders.

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The issuance of common shares increases the amount of dividends we have to pay.

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We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.

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Holders of our preferred shares and holders of any securities ranking senior to our common shares have dividend and liquidation rights that are senior to the rights of the holders of our common shares.

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Difficult conditions in the mortgage and real estate markets, the financial markets and the economy generally have caused and may in the future cause us to experience losses.

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An increase in interest rates could adversely affect our ability to generate income and pay dividends.

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Prepayment rates can change, adversely affecting the performance of our assets.

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Short-term loans may involve a greater risk of loss than traditional mortgage loans.

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Many of our loans are not funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.

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Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.

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Our due diligence may not reveal all of the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.

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Residential mortgage loans are subject to increased risks.

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Our real estate assets are subject to risks particular to real property.

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We may be adversely affected by the economies and other conditions of the markets in which we operate, particularly in Connecticut, where we have a high concentration of our loans.

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The illiquidity of our loan portfolio could significantly impede our ability to respond to adverse changes in economic, financial, investment and other conditions.

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Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.

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Competition could have a material adverse effect on our business, financial condition and results of operations.

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We may adopt new or change our existing investment, financing, or hedging strategies and asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets, the use of greater leverage or commercially unsound actions, any of which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

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In connection with our lending operations, we rely on third-party service providers to perform a variety of services, comply with applicable laws and regulations, and carry out contractual covenants and terms, the failure of which by any of these third-party service providers may adversely impact our business and financial results.

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We may be adversely affected by deficiencies in foreclosure practices as well as related delays in the foreclosure process.

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We may be unable to identify and complete acquisitions on favorable terms or at all, which may inhibit our growth and have a material adverse effect on us.

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The downgrade of the credit ratings of the U.S., any future downgrades of the credit ratings of the U.S. and the failure to resolve issues related to U.S. fiscal and debt policies may materially adversely affect our business, liquidity, financial condition and results of operations.

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Interruptions in our ability to provide our products and our service to our customers could damage our reputation, which could have a material adverse effect on us.

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The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third party service providers, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations.

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The loss of key personnel, including our executive officers, could have a material adverse effect on us.

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Our inability to recruit or retain qualified personnel, or maintain access to key third-party service providers and software developers, could have a material adverse effect on us.

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The stock ownership limit imposed by our charter may inhibit market activity in our common shares and may restrict our business combination opportunities.

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If we sell or transfer mortgage loans to a third party, including a securitization entity, we may be required to repurchase such loans or indemnify such third party if we breach representations and warranties.

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An inability to access external sources of capital on favorable terms or at all could limit our ability to execute our business and growth strategies.

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Our outstanding indebtedness as of March 31, 2019 was approximately $31.2 million, which exposes us to interest rate fluctuations and the risk of default thereunder, among other risks.

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The agreements governing our existing indebtedness contain various covenants and other provisions which limit management’s discretion in the operation of our business, reduce our operational flexibility and create default risks.

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The documents that govern our outstanding indebtedness require that we maintain certain financial ratios and, if we fail to do so, we will be in default under the applicable debt instrument, which could result in the maturities of all of our debt obligations being accelerated.

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If we are unable to leverage our assets to the extent we currently anticipate, the returns on certain of our assets could be diminished, which may limit or eliminate our ability to make distributions to our shareholders.

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Despite our current debt levels, we may still incur substantially more debt or take other actions which could have the effect of diminishing our ability to make payments on our indebtedness when due and distributions to our shareholders.

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Maintenance of our Investment Company Act exemption imposes limits on our operations.

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Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

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Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.

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Even if we qualify as a REIT, we will be subject to some taxes that will reduce our cash flow.

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The REIT distribution requirements could adversely affect our ability to grow our business and may force us to seek third-party capital during unfavorable market conditions.

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Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our common shares if they are perceived as a less attractive investment.

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We may in the future choose to pay dividends in the form of common shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends they receive.

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Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

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We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

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The market price and trading volume of our securities may be volatile.

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We have not established a minimum dividend payment level for our common shareholders and there are no assurances of our ability to pay dividends to our common shareholders in the future.

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Future offerings of preferred shares or debt securities would rank senior to our common shares upon liquidation and for dividend purposes, would dilute the interests of our common shareholders and may adversely affect the market price of our common shares.

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An increase in interest rates may have an adverse effect on the market price of our common shares and our ability to make distributions to our shareholders.

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Your investment in and resulting interest in us will be diluted or lose value if we issue additional shares.

Investment Company Act Exemption
We also intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act that excludes from the definition of investment company ‘‘[a]ny person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses . . . (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.’’ The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as ‘‘qualifying interests,’’ and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We believe we qualify for the exemption under this section and intend to continue to focus on originating short term loans secured by first mortgages on real property. However, if, in the future, we acquire non-real estate assets without the acquisition of substantial real estate assets, we may qualify as an ‘‘investment company’’ and be required to register as such under the Investment Company Act, which could have a material adverse effect on us.
Emerging Growth Company
We are an ‘‘emerging growth company,’’ as defined in the Jumpstart Our Business Startups Act of 2012, referred to as the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until those standards apply to private companies. We intend to avail ourselves of these exemptions. Once adopted, we are obligated to abide by our decision until we no longer qualify as an emerging growth company, which will occur upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the IPO; (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our Common Shares held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.
Corporate Information
Our principal executive offices are currently located at 698 Main Street, Branford, Connecticut 06405 and our telephone number is (203) 433-4736. The URL for our website is www.sachemcapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this Prospectus Supplement.

THE OFFERING
Issuer
Sachem Capital Corp.
Securities offered
     common shares (or      common shares if the underwriters exercise their over-allotment option in full)
Public offering price per share
$
Common shares outstanding prior to this offering
19,570,447 (as of July 19, 2019)
Common shares outstanding after this offering
     (or      if the underwriters exercise their over-allotment option in full)
NYSE American trading symbol
“SACH”
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $     million (or approximately $     million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the proceeds from this offering primarily to fund new mortgage loans and for other general corporate purposes. See “Use of Proceeds” on page S-18 of this Prospectus Supplement.
Dividends and distributions
We currently pay quarterly cash distributions to holders of our common shares at the current rate of  $0.12 per common share. Distributions are generally declared by our Board of Directors within thirty (30) days of the end of each calendar quarter for the recently completed calendar quarter. The only exception is the dividend with respect to the last calendar quarter of our fiscal year, which ends December 31, with respect to which we try to declare the dividend before the end of the year in order to avoid paying the excise tax imposed on REITs who fail to meet certain distribution requirements. See “Certain U.S. Federal Income Tax Considerations” beginning on page 55 of the accompanying Base Prospectus. Distributions are authorized and paid at the discretion of our Board of Directors and are based upon the circumstances at the time of authorization. Our next dividend is payable on July 29, 2019. The common shares sold in this offering will not be eligible for that dividend.
Restriction on ownership
To assist us in maintaining our qualification as a REIT for federal income tax purposes, ownership, actual or constructive, by any person of more than 4.99% in value or number (whichever is more restrictive) of shares of our capital stock is restricted by our charter. This restriction may be waived by our Board of Directors in its sole and absolute discretion, prospectively or retroactively, upon the satisfaction of certain conditions. See “Certain Provisions of New York Law and of our Certificate of Incorporation and Bylaws” and “Restrictions on Ownership and Transfer of Capital Stock” on pages 48 and 51, respectively, in the accompanying Base Prospectus.

Risk factors
An investment in our common shares involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections in this Prospectus Supplement, the accompanying Base Prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus.
For additional information regarding our capital stock, see “Description of Common Shares” and “Description of Preferred Shares” on pages 38 and 39, respectively, of the accompanying Base Prospectus.

RISK FACTORS
Investing in our common shares involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, as well as other information we include or incorporate by reference into this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This Prospectus Supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2018, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference into this Prospectus Supplement, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this Prospectus Supplement.
Risks Related to This Offering
The market price and trading volume of our common shares could be volatile and could decline, resulting in a substantial or complete loss of your investment.
The stock markets, including the NYSE American, which is the exchange on which we list our common shares, have experienced significant price and volume fluctuations. As a result, the market price of our common shares could be similarly volatile, and investors in our common shares may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Some of the factors that could negatively affect our stock price or result in fluctuations in the price or trading volume of our common shares include:
•
our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•
equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

•
publication of research reports about us or the real estate industry;

•
changes in market valuations of similar companies;

•
adverse market reaction to the level of leverage we employ;

•
additions to or departures of our key personnel;

•
accounting issues;

•
speculation in the press or investment community;

•
our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•
increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares and could result in increased interest expenses on our indebtedness;

•
failure to qualify or to remain qualified as a REIT;

•
price and volume fluctuations in the stock market generally; and

•
general market and economic conditions, including the current state of the credit and capital markets.

Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

We cannot predict the effect, if any, that future issuances or sales of our securities, including sales of our common shares, or the availability of our securities for future issuance or sale, will have on the market price of our common shares. Issuances or sales of substantial amounts of our securities, including sales of our common shares, or the perception that such issuances or sales might occur, could negatively impact the market price of our common shares and the terms upon which we may obtain additional equity financing in the future.
You will experience immediate and substantial dilution in the net tangible book value per common share you purchase.
The price per common share being offered is higher than the net tangible book value per common share outstanding prior to this offering. Assuming a public offering price per share of $     per share, the last reported sale price of our common shares on the NYSE American on July 19, 2019, for              common shares and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate dilution of  $     per share, representing the difference between the as adjusted net tangible book value per common share on March 31, 2019 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
Our management will have broad discretion with respect to the use of the proceeds of this offering.
Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by us to apply these funds effectively could harm our business.
Our common shares have been thinly traded in the past.
Although a trading market for our common shares exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common shares will be sustained in the future. As a result of the thin trading market or “float” for our stock, the market price for our common shares may fluctuate significantly more than the stock market as a whole. Without a large float, our common shares are less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common shares may be more volatile. In addition, in the absence of an active public trading market, an investor may be unable to liquidate his or her investment in us. Trading of a relatively small volume of our common shares may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common shares will trade in the future.
We have a substantial amount of indebtedness outstanding, which may expose us to the risk of default under our debt obligations, restrict our operations and our ability to grow our business and revenues and restrict our ability to pay distributions to our shareholders.
As of March 31, 2019, we had approximately $31.2 million of outstanding indebtedness, all of it secured by liens against our assets. In June 2019 we terminated our $35 million secured credit facility and replaced it, in part, with $23.7 million aggregate principal amount of unsecured, unsubordinated five-year bonds. The Indenture relating to the bonds includes a covenant that could restrict our ability to pay dividends. In addition, although we have no commitments yet, we are contemplating obtaining a new revolving credit facility as well. To the extent that we do not have sufficient funds to repay our indebtedness at maturity, it may be necessary to refinance the debt through new debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our shareholders. If we cannot refinance our debt when it becomes due, or if the costs associated with such refinancing are higher than the costs associated with our existing indebtedness, or the terms of such refinancing are more restrictive than the terms of our existing indebtedness, we may be forced to liquidate all or a portion of our mortgage loan portfolio. This would reduce our cash flow from operations, which would adversely impact the amount of dividends we are able to pay. In addition, our debt agreements include customary events of default, the occurrence of any of which, after any applicable cure period, would permit the lenders to, among other things, accelerate payment of all amounts outstanding under the loans and to exercise their remedies with respect to the collateral, including foreclosure and sale of assets. Also, debt agreements may contain cross-default provisions that give the lender the right, in certain circumstances, to declare a default if we are in default under other loans. If any one of these events were to occur, our financial condition, results of operations, cash flow and ability to pay distributions to our shareholders could be materially and adversely affected.
The issuance of common shares increases the amount of dividends we have to pay. If the yield on our mortgage loan portfolio decreases, we may have to reduce the amount of the dividend we pay.
We intend to use the majority of the net proceeds from this offering to make new mortgage loans and increase the size of our mortgage loan portfolio. If the yield on our mortgage loan portfolio deceases or if our general and administrative expenses increase disproportionately, our operating results and cash flow will decrease and we may not be able to continue to pay dividends at the current rate, which could also adversely impact the market price of our common shares.
We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.
Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.
Holders of our preferred shares and holders of any securities ranking senior to our common shares have dividend and liquidation rights that are senior to the rights of the holders of our common shares.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities. Upon liquidation, any holders of preferred shares and holders of any other securities ranking senior to our common shares will be entitled to receive their liquidation preference or repayment in full before we can pay distributions of remaining proceeds to all holders of our common shares, and holders of our debt securities, such as our 7.125% unsecured, unsubordinated bonds due June 30, 2024, and any lenders with respect to other borrowings, such as a bank providing us with a revolving credit facility or a term loan, would receive a distribution of our available assets prior to holders of our common shares. In addition, if we issue preferred shares, such shares would have a priority right to dividend payments that could limit our ability to make a dividend distribution to holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement includes forward-looking statements. All statements other than statements of historical facts contained in this Prospectus Supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Prospectus Supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this Prospectus Supplement to confirm these statements in relationship to actual results or revised expectations.
All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this Prospectus Supplement. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of common shares offered under this Prospectus Supplement primarily to fund new mortgage loans and for general corporate purposes. We may also use the net proceeds to expand our operations, either through acquisitions or organically. At the present time, we have not entered into any acquisition or expansion agreements and none are being contemplated. In any event, management will retain broad discretion over the allocation of net proceeds. Pending their actual use, the net proceeds will be invested in short-term government securities.

DILUTION
Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of common shares sold in the offering exceeds the pro forma net tangible book value per common share after the offering. Net tangible book value per common share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of common shares outstanding at that date.
The historical net tangible book value of our common shares at March 31, 2019 was approximately $56.6 million, or $3.55 per common share, based on 15,950,256 common shares outstanding as of that date.
After giving pro forma effect to: (i) the sale of 3,603,784 common shares for aggregate net proceeds of approximately $16.6 million; (ii) the receipt of approximately $22.3 million of net proceeds (i.e., net of deferred financing costs) from the issuance and sale of  $23.7 million aggregate principal amount of bonds; (iii) the repayment in full of the outstanding balance on our $35 million credit facility and the termination of that facility; and (iv) the issuance of 16,407 common shares and the receipt of  $82,035 in proceeds upon the exercise of warrants; all of which occurred after March 31, 2019, the net tangible book value of our common shares at March 31, 2019, would have been approximately $73.6 million, or $3.76 per share. Assuming the sale of            shares at a public offering price of  $       per share as contemplated in this Prospectus Supplement, our net tangible book value at March 31, 2019 would have been approximately $     million, or $     per share. This represents an immediate increase in the net tangible book value of approximately $     per common share to our existing shareholders and an immediate dilution in net tangible book value of  $     per common share to new investors.
The following table illustrates this dilution on a per share basis:
Assumed public offering price per common share			$
Pro forma net tangible book value per common share at March 31, 2019		$3.76
Increase in net tangible book value per common share attributable to this offering	$
Pro forma as adjusted net tangible book value per common share at March 31, 2019, after giving effect to this offering			$
Dilution per common share to new investors purchasing common shares in this offering			$
The table above does not include:
•
130,000 common shares issuable upon the exercise of warrants issued to the underwriters in our initial public offering at an exercise price of  $6.25 per common share;

•
171,093 common shares issuable upon the exercise of warrants issued to the underwriters in our follow-on public offering at an exercise price of  $5.00 per common share; and

•
1,477,116 shares reserved for future issuance under our 2016 Equity Compensation Plan.

To the extent that options or warrants outstanding at March 31, 2019 are exercised or other common shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING
Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated July   , 2019 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of common shares:
Underwriter	Number of Shares
Aegis Capital Corp.
The underwriter is committed to purchase all the common shares offered by us other than those covered by the option to purchase additional shares described below, if it purchases any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.
We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriter is offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter proposes to offer the common shares offered by us to the public at the public offering price set forth on the cover of this Prospectus Supplement. In addition, the underwriter may offer some of the common shares to other securities dealers at such price less a concession of  $         per share. After the initial offering, the public offering price and concession to dealers may be changed.
We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of        additional common shares from us to cover over-allotments. If the underwriter exercises all or part of this option, it will purchase common shares covered by the option at the public offering price that appears on the cover page of this Prospectus Supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     million and the total proceeds to us will be approximately $     million.
Discounts and Commissions.   The following table shows the public offering price, underwriting discount, non-accountable expense allowance and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.
Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount (5%)	$	$	$
Non-accountable expense allowance (0.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$
We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriter’s over-allotment option) with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on the NYSE American; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriter; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (f) fees and expenses of our accountants; and (g) fees and expenses of the representative, including representative’s legal counsel, not to exceed $50,000.
We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $    .
Discretionary Accounts.   The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 60 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of up to 21 days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.
This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common shares upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.
Electronic Offer, Sale and Distribution of Shares.   A Prospectus Supplement in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter or selling group members, if any, may distribute Prospectus Supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the Prospectus Supplement in electronic format, the information on these websites is not part of this Prospectus Supplement or the registration statement of which this Prospectus Supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this Prospectus Supplement, we have no present arrangements with the underwriter for any further services.
Stabilization.   In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•
Overallotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.
•
Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriter sells more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the NYSE American.
Passive market making.   In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common shares on the NYSE American marketplace in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Offer restrictions outside the United States
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this Prospectus Supplement in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus Supplement may not be offered or sold, directly or indirectly, nor may this Prospectus Supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus Supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus Supplement. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus Supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the shares offered hereby will be passed upon for us by Kurzman Eisenberg Corbin & Lever, LLP, White Plains, New York. Certain partners of Kurzman Eisenberg Corbin & Lever, LLP own in the aggregate 52,000 common shares. Certain legal matters in connection with this offering will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, Washington D.C.
EXPERTS
Our financial statements as of, and for each of the years ended, December 31, 2018 and 2017 have been so included in reliance on the report of Hoberman & Lesser, LLP, an independent registered public accounting firm, included in this Prospectus Supplement given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered hereby. This Prospectus Supplement, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this Prospectus Supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are a reporting company and file annual, quarterly and current reports, proxy statements and other material with the SEC. You may obtain our reports, proxy statements and other information, including the registration statement of which this Prospectus Supplement is a part, from the SEC’s Internet website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this Prospectus Supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus Supplement, except for any information superseded by information in this Prospectus Supplement or any document that we file in the future with the SEC. This Prospectus Supplement incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this Prospectus Supplement from their respective filing dates. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2018	March 29, 2019
Quarterly Report on Form 10-Q for the period ended March 31, 2019	May 13, 2019
Current Reports on Form 8-K	April 5, 2019; April 12, 2019; May 3, 2019; May 15, 2019; June 20, 2019; June 25, 2019; and July 2, 2019
Description of Common Shares contained in our Registration Statement on Form 8-A	January 25, 2017
At your request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Sachem Capital Corp., 698 Main Street, Branford, Connecticut 06405, Attention: Chief Financial Officer, telephone number (203) 433-4736.

PROSPECTUS
$100,000,000
Common Shares, Preferred Shares, Debt Securities, Warrants and Units

Sachem Capital Corp. may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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common shares, par value $0.001 per share;

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preferred shares, par value $0.001 per share;

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warrants to purchase common shares or preferred shares;

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debt securities; or

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units.

We refer to the common shares, preferred shares, warrants, debt securities and units collectively as the “Securities” in this prospectus.
This prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about the material federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the Securities.
The Securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 73 for more information on this topic. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of the Securities.
The common shares are listed on the NYSE American under the symbol “SACH.” On November 8, 2018, the closing sale price of the common shares on NYSE American was $4.21 per share. None of the other Securities are currently listed on any exchange or quoted on any other trading venue or system.
The aggregate market value of our outstanding common stock held by non-affiliates was $48,565,683 based on 11,062,798 outstanding Common Shares held by non-affiliates, and based on the highest reported closing sale price of our Common Shares of  $4.39 per share on October 22, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Common Shares held by nonaffiliates in any 12-month period, so long as the aggregate market value of our Common Shares held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. During the prior 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.
See “Risk Factors” on page 12 of this prospectus for a description of risk factors that should be considered by purchasers of Securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 9, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: We have not done anything that would permit any offering under this prospectus or any prospectus supplement to this prospectus or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.B.6 of Form S-3, using a “shelf” registration process for the delayed offering and sale of Securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a prospectus supplement containing specific information about the terms of the Securities being offered and the manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.
This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information; Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
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SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider in making your investment decision. Before purchasing Securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.
All references in this prospectus to “us,” “we,” or “our,” are references to Sachem Capital Corp. and its predecessor, Sachem Capital Partners, LLC, or SCP, unless specified otherwise.
Company Overview
We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty is typically collaterally secured by a pledge of the guarantor’s interest in the borrower. Our typical borrower is a real estate investor who will use the proceeds to fund its acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial properties held for investment or sale. The property may or may not be income producing. We do not lend to owner-occupants. Our loans are referred to in the real estate finance industry as “hard money loans.”
We believe that we meet all the requirements to qualify as a real estate investment trust, referred to in this prospectus as a REIT, for U.S. federal income tax purposes and we elected to be taxed as a REIT beginning with our 2017 tax year.
Our loans typically have a maximum initial term of one to three years and bear interest at a fixed rate of 5.0% to 12.5% per year and a default rate for non-payment of 18% per year. We usually receive origination fees, or “points,” ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan. Since we treat an extension or renewal of an existing loan as a new loan, we also receive additional “points” and other loan-related fees in connection with those transactions. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the loan-to value ratio exceeds 70%. In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. Under the terms of the Webster Facility (described below), mortgage loans exceeding $250,000 require a third-party to complete an appraisal of the collateral. Failure to obtain such an appraisal would render the loan ineligible for inclusion in the borrowing base. In the case of smaller loans, we rely on readily available market data, including tax assessment rolls, recent sales transactions and brokers to evaluate the value of the collateral. Finally, we have adopted a policy that limits the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio after taking into account the loan under consideration.
In February 2017, we completed an initial public offering, the IPO, in which we sold 2.6 million common shares at $5.00 per share, or $13 million of gross proceeds. The net proceeds from the IPO were approximately $11.1 million. The primary purpose of the IPO was to raise additional equity capital to fund mortgage loans and expand our mortgage loan portfolio. The IPO was also intended to diversify our ownership so that we could qualify, for federal income tax purposes, as a real estate investment trust, or REIT. Initially, we used the net proceeds from the IPO to reduce to zero the outstanding balance on our $15 million credit facility with Bankwell Bank, referred to in this prospectus as the Bankwell Credit Line, which at the time was $10.8 million. Since then the volume of our business has exceeded our expectations. As a result, in May 2018 we replaced the Bankwell Credit Line with the Webster Facility, a new $35 million revolving credit facility, described in greater detail below.
In November 2017 we completed a second public offering in which we sold an aggregate of 4,312,500 common shares at a public offering price of $4.00 per share. The gross proceeds from the November offering were $17.25 million and the net proceeds were approximately $15.3 million, which were also used to reduce the outstanding balance on the Bankwell Credit Line.

On May 11, 2018 (the “Closing Date”), we entered into a Credit and Security Agreement with Webster Business Credit Corporation (“WBCC”), Bankwell Bank and Berkshire Bank (collectively, the “Lenders”) under which the Lenders agreed to provide us with a $35 million revolving credit facility (the “Webster Facility”) to replace the Bankwell Credit Line, which has now been repaid in full and terminated. The Webster Facility is secured by a first priority lien on substantially all our assets, including our mortgage loan portfolio. Amounts outstanding under the Webster Facility bear interest at a floating rate equal to the 30-day LIBOR rate plus 4.00% per annum and will be due and payable on May 11, 2022.
Pursuant to the terms of the agreement governing the Webster Facility, we may draw up to 75% of the aggregate principal amount of our “Eligible Mortgage Loans,” which are defined as mortgage loans secured by a first mortgage lien on real property as to which (a) certain representations and warranties are correct, (b) the loan-to-value ratio is not greater than seventy percent (70%), (c) the principal amount of such mortgage loan does not exceed $1.5 million ($4 million in the case of related borrowers), (d) (i) with respect to mortgage loans made prior to the Closing Date, the mortgage note has a stated maturity that does not exceed thirty-six (36) months and does not provide for, or have, any extension beyond thirty-six (36) months from the original due date of such mortgage note (ii) with respect to Mortgage Loans made on or after the Closing Date, the mortgage note has a stated maturity that does not exceed twenty-four (24) months and does not provide for, or have, any extension beyond twenty-four (24) months from the original due date of such mortgage note and (e) the mortgage file has been delivered to WBCC, the Agent for the Lenders and (f) that were approved by Agent in its “permitted discretion” for inclusion as collateral. Mortgage loans secured by non-residential properties are excluded. At the Closing Date, our Eligible Mortgage Loans totaled approximately $43.2 million.
Under the terms of the Credit and Security Agreement, we, either directly or through a loan subsidiary, may enter into a separate loan transaction with one or more third party financial institution(s), which is secured by a lien on the mortgage loans in our portfolio that are secured by “commercial” properties.
Events of default under the terms of the new credit facility include: (i) failure to timely pay amounts due; (ii) breach of covenants and other agreements; (iii) material misrepresentations; (iv) bankruptcy or insolvency; (v) failure to deliver reports on time; (vi) change in control or change in management and (vii) material adverse changes to our business.
In connection with the new credit facility we made various representations and warranties, which are typical of transactions of this type including those relating to our authority to enter into the transaction, our organization and qualification, the filing of tax returns and the payment of taxes, the completeness and accuracy of our financial statements, our compliance with laws, rules and regulations relating to our employees, the workplace and the environment, our solvency, our indebtedness and liabilities; our intellectual property; the status of our material agreements, that we are not in default of any material agreements, that we have no labor disputes and our status as a REIT.
We also agreed to various affirmative and negative and financial covenants typical of transactions of this type. The financial covenants include maintaining (i) a minimum tangible net worth of not less than $52 million, (ii) a fixed charge coverage ratio of not less than 1.25:1 and (iii) a senior funded debt to tangible net worth ratio of not more than 2:1. We are in compliance with each of these covenants.
We are also obligated to provide the lenders with various reports and schedules including unaudited quarterly and audited annual financial statements, an annual budget and a borrowing base certificate. If we fail to provide these reports on a timely basis, we are subject to late fees of  $150/day/report.
Finally, in addition to interest, we are responsible for the following additional fees: (i) unused line fee of 0.375% per annum, payable quarterly, (ii) the Agent’s fee of 0.25% per annum computed on the actual outstanding balances, payable monthly, (iii) a collateral evaluation fee of  $2,500 per month; and (iv) a computer access fee of  $150 per month. Other periodic charges include audit fees of  $950/day/person, 2-4 times per year.
Our principal executive officers are experienced in hard money lending under various economic and market conditions. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, are responsible for business development as well as underwriting, structuring and servicing the loans in our portfolio. A principal source of new transactions has been repeat business from existing and former customers and their referral of new business. We also receive leads for new business from banks, brokers, attorneys and web-based advertising.
Our Competitive Strengths
We believe our competitive advantages include the following:
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Experienced management team.   Our senior executive officers have successfully originated and serviced our portfolio of short-term, real estate mortgage loans generating attractive annual returns under varying economic and real estate market conditions.

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Long-standing relationships.   At June 30, 2018 our loan portfolio consisted of loans to borrowers with whom we have a long-term relationship, including JJV, LLC (JJV) and of which Jeffrey C. Villano and John L. Villano are the managing members, which accounted for 1.3% of our loan portfolio as of that date. Existing borrowers also provide new leads that could result in new lending opportunities.

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Knowledge of the market.   We have intimate knowledge of the Connecticut real estate market, which enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.

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Disciplined lending.   We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction.

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Vertically-integrated loan origination platform.   We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships.

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Structuring flexibility.   As a small, non-bank, geographically-focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients.

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No legacy issues.   Unlike many of our competitors, we are not burdened by distressed legacy real estate assets.

Market Opportunity
We believe there is a significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small-scale real estate developers with strong equity positions (i.e., good collateral), particularly in Connecticut where real estate values in many neighborhoods are stable and substandard properties are being improved, rehabilitated and renovated. We also believe these developers would prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs, our lending criteria, which places greater emphasis on the value of the collateral rather than the property cash flow or credit of the borrower, and our ability to close quickly.
Our Objectives and Strategy
Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by continuing to focus on selectively originating, managing and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the Connecticut real estate market, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve this objective. Nevertheless, we remain flexible to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.

Our strategy to achieve our objective includes the following:
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capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the commercial and investment real estate markets;

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take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending currently and in the future, as well as the outlook for real estate in general and particular asset classes;

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remain flexible to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and

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operate to qualify as a REIT and for an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Leverage Policies/Financing Strategy
We use a combination of equity capital and the proceeds of debt financing to fund our operations. At June 30, 2018, debt and equity represented approximately 29% and 71%, respectively, of our total capital. To grow our business and satisfy the REIT requirement that we dividend at least 90% of our taxable income, we expect to increase our level of debt over time to approximately 50% of capital. Depending on various factors, we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of debt we incur will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion regarding the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. We intend to use leverage for the sole purpose of financing our portfolio and not for speculating on changes in interest rates.
We commenced operations in December 2010 with no capital. By January 2011, we had raised $443,000 of initial capital, including $75,000 from an affiliate of Jeffrey C. Villano. At December 31, 2016, members’ equity was $28.5 million, of which $3.6 million was contributed by Jeffrey C. Villano and John L. Villano, CPA, our co-chief executive officers, and their affiliates. In February 2017, we raised $13 million of equity capital in the IPO.
On the Closing Date, we entered into an agreement with the Lenders under which they agreed to provide us with the Webster Facility to replace the Bankwell Credit Line, which has now been repaid in full and terminated. The Webster Facility is secured by a first priority lien on substantially all of our assets. Amounts outstanding under the new credit facility bear interest at a floating rate equal to the 30-day LIBOR rate plus 4.00% per annum. All outstanding amounts under the Webster Facility including accrued but unpaid interest will be due and payable on May 11, 2022. Under the terms of the Webster Facility, we may draw up to 75% of  “Eligible Mortgage Loans,” as defined. As of the Closing Date, Eligible Mortgage Loans totaled approximately $43.2 million. The loan agreement governing the Webster Facility contains provisions regarding defaults and events of default, representations and warranties and affirmative, negative and financial covenants that are typical of transactions of this sort.
Given our current liquidity and the strong demand for our products and services, we are looking to raise additional capital through the sale of Securities.
Loan Origination and Underwriting Process
The primary focus of our business is to originate, fund and service short-term (i.e., three years or less) loans secured by first mortgage liens on real estate. Recently, to mitigate the risks associated with rising interest rates, whenever possible, we seek to limit the term of new loans to one year. If, at the end of the term, the loan is not in default and meets our other underwriting criteria, we will consider an extension or renewal of the loan at our then prevailing interest rate. We are responsible for each stage of the lending process, including: (1) sourcing deals directly from real estate owners, operators, developers and investors, indirectly through brokers, attorneys, bankers and other third party referral sources and through web-based advertising; (2) performing due diligence with respect to underwriting the loans; (3) undertaking risk management with respect to each loan and our aggregate portfolio; (4) executing the closing of the loan; and (5) managing the loan post-closing. After identifying a lending opportunity, we perform financial, operational, credit and legal due diligence of the borrower and its principals and evaluate the strength of the collateral to assess the risks of the investment. We analyze the opportunity and conduct follow-up due diligence as part of the underwriting process. The key factors in the underwriting process are the loan-to-value ratio, the location of the property and transactional documentation. As a “hard-money” real estate lender, we are also subject to various federal, state and local laws that govern and regulate lending transactions. However, as we are not a bank, credit union or trust company and as we do not make loans secured by “owner-occupied” real estate, many of the laws and regulations that are designed to protect consumers do not apply to us. In addition, since we are Connecticut-based and most of our loans are made to borrowers located in Connecticut and are secured by properties located in Connecticut we rely on our in-house legal staff to ensure that we comply with Connecticut law. To the extent we make loans to borrowers not domiciled in Connecticut or loans that are secured by properties outside Connecticut, we typically retain outside counsel to advise us and to ensure that our loans comply with relevant local statutes, rules and regulations. We have never been cited by a federal, state or municipal agency and no borrower has ever commenced any action against us for violating any lending laws.
We also evaluate the impact of each loan transaction on our existing loan portfolio, particularly whether the new loan would cause our portfolio to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, class of real estate, neighborhood, or other issues. If we determine that a proposed investment presents excessive concentration risk, we will forego the opportunity. As a REIT, we also need to determine the impact of each loan transaction on our ability to maintain our REIT qualification. We rely exclusively on our senior executive officers to perform these tasks.
Summary Risk Factors
An investment in our common shares involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in this prospectus under the heading “Risk Factors” beginning on page 12 of this prospectus. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose a portion or your entire investment. These risks include:
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Our loan origination activities, revenues and profits are limited by available funds.

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We operate in a highly competitive market and competition may limit our ability to originate loans with favorable terms and interest rates.

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We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholders consent.

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Management has broad authority to make lending decisions.

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Our future success depends on the continued efforts of our senior executives and our ability to attract and retain qualified personnel.

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Terrorist attacks and other acts of violence or war may adversely impact the real estate industry and, hence, our business.

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Security breaches and interruptions could expose us to liability.

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If we overestimate the value of the collateral securing the loan, we may experience losses.

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Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets.

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Short-term loans may involve a greater risk of loss than traditional mortgage loans.

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We may be subject to “lender liability” claims.

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If the loans that we originate or acquire do not comply with applicable laws, we may be subject to material penalties.

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An increase in the rate of prepayment rates may have an adverse impact on the value of our portfolio as well as our revenue and income.

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Our loan portfolio is illiquid.

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The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in local and regional economic conditions.

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A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

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Our due diligence may not reveal all liabilities or other risks applicable to a particular borrower.

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Loans to investors have greater risks than loans to homeowners.

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In the event of a default we may not be able to enforce our rights.

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We do not require borrowers to fund an interest reserve.

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Interest rate fluctuations could reduce our income.

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Liability relating to environmental matters may adversely impact the value of properties securing our loans.

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Defaults on our loans may cause declines in revenues and net income.

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Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.

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Borrower concentration could lead to significant losses.

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We have substantial indebtedness.

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Our access to additional funding may be limited.

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Our existing credit line has numerous covenants.

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An “Event of Default” with respect to the Webster Facility could have material adverse consequences.

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Our management has no experience managing a REIT and limited experience managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act.

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Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders.

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If we fail to qualify or remain qualified as a REIT we would be subject to U.S. federal income tax and applicable state and local taxes.

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REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

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Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

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Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

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We may choose to make distributions in our common shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

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Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common shares.

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Liquidation of our assets may jeopardize our REIT qualification.

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The ownership limitation in our certificate of incorporation, as amended, may not prevent five or fewer shareholders from acquiring control and may inhibit market activity in our common shares and restrict our business combination opportunities.

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The tax on prohibited transactions may limit our ability to engage in various transactions that may be beneficial to us or our shareholders.

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We may be subject to adverse legislative or regulatory tax changes that could adversely impact the market price of our common shares.

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We may not generate sufficient cash to satisfy the REIT distribution requirements.

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We could be materially and adversely affected if we cannot qualify for an exemption from the Investment Company Act.

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Management has significant influence over all matters submitted to shareholders for approval and may act in a manner that conflicts with the interests of other shareholders.

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Our financial statements may be materially affected if our estimates are inaccurate.

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There is limited trading in our shares.

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The market for our common shares could be extremely volatile.

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FINRA sales practice requirements may limit your ability to buy and sell our common shares.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

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We have a substantial number of shares of authorized but unissued capital stock, and if we issue additional shares of our capital stock in the future, our existing shareholders will be diluted.

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Future offerings of debt or equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.

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We have not determined a specific use for a portion of the net proceeds from the sale of Securities, and we may use these proceeds in ways with which you may not agree.

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We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.

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We have elected to avail ourselves of the extended transition period for adopting new or revised accounting standards available to emerging growth companies under the JOBS Act.

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As a publicly-held, reporting company, we incur significant costs and management must devote substantial time to reporting and other compliance matters. We expect these costs and expenses to further increase after we are no longer an “emerging growth company.”

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Certain provisions of New York law could inhibit changes in control.

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Our authorized but unissued common and preferred shares may prevent a change in our control.

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Our rights and the rights of our shareholders to take legal action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

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Our bylaws contain provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our management.

Corporate History
We were organized as a New York corporation in January 2016 under the name HML Capital Corp. On December 15, 2016, we changed our name to Sachem Capital Corp. On February 8, 2017, we consummated a transaction with SCP, which is referred to in this prospectus as the Exchange, pursuant to which SCP transferred all its assets to us in exchange for 6,283,237 common shares and our assumption of all of SCP’s liabilities, including SCP’s obligations under the Bankwell Credit Line. Subsequently, SCP distributed those shares to its members in full liquidation of their membership interests in SCP, pro rata in accordance with their positive capital account balances. For accounting purposes, the consummation of the Exchange was treated as a recapitalization of SCP. Immediately following the Exchange, we completed the IPO.
As a consequence of the Exchange and the consummation of the IPO, there have been changes to our operations, some of which could adversely impact our financial performance. First, in terms of management, our business will no longer be managed by a separate, although related, entity. Rather, Jeffrey C. Villano and John L. Villano, who were the managing members of JJV and who effectively managed our entire operations prior to the Exchange, became our full-time employees (i.e., co-chief executive officers) and will continue to manage our business in that capacity. We have employment agreements with each of Jeffrey C. Villano and John L. Villano, which set forth the terms of their employment, including their duties and obligations to us, restrictions on engaging in business activities unrelated to our business, specifying their compensation, including salaries and fringe benefits, and their rights upon termination of employment. Each of Jeffrey C. Villano and John L. Villano have terminated all their other business activities and devote 100% of their time and efforts to our business. Second, from a governance standpoint, they no longer have absolute control over our operations as the managers. Rather, we are governed by a board of directors consisting of five members, of which a majority, in accordance with NYSE American listing requirements and the rules and regulations of the Securities and Exchange Commission, the SEC, are “independent” as such term is defined in Section 10A of the Securities and Exchange Act of 1934, as amended, the Exchange Act. In addition, we have established various committees made up entirely of independent directors to oversee certain aspects of our administration and operations and adopt various policies and procedures that encourage good governance and that are designed to prevent self-dealing and other forms of corporate misconduct.
REIT Qualification
We believe that since the consummation of the IPO, we have qualified as a REIT and that it is in the best interests of our shareholders that we operate as a REIT. Beginning with our 2017 tax year, we elected to be taxed as a REIT. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We cannot assure you that we will be able to maintain REIT status.
Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distributions requirements applicable to REITs and the diversity of ownership of our outstanding common shares. Given that our senior executive officers, Jeffrey C. Villano and John L. Villano, own a significant portion of our outstanding capital shares, we cannot assure you that we will be able to maintain that qualification.
So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate income tax rates and may be precluded from electing to be treated as a REIT for four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income.
Distribution Policy
U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. Any distributions we make to our shareholders, the amount of such dividend and whether such dividend is payable in cash, common shares or other property, or a combination thereof, will be at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures and the restrictions and limitations imposed by the New York Business Corporation Law, referred to as the BCL, and any restrictions and/or limitation imposed on us by our creditors. For more information, see “Risk Factor — REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions” and “Distribution Policy.”
To comply with certain REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits, referred to as a Purging Distribution. As of January 1, 2017, we had no accumulated earnings and profits.
Consistent with the distribution requirements applicable to REITs, in 2017 we made three dividend payments: $0.05 per share on April 27, 2017; $0.105 per share on July 27, 2017 and $0.105 per share on November 17, 2017. In 2018, we made a dividend payment of   $0.105 per share on February 27, 2018, of which a portion was attributable to 2017 income, $0.105 per share on April 27, 2018 and $0.11 per share on July 27, 2018.
Restrictions Relating to our Common Shares
Our certificate of incorporation, as amended, includes several provisions that are designed to ensure that we satisfy various Code-imposed requirements applicable to REITs including the following:
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Shareholders are prohibited from beneficially or constructively owning, applying certain attribution rules under the Code, more than 4.99% by value or number of shares, whichever is more restrictive, of our outstanding capital shares. This restriction does not apply to Jeffrey C. Villano and John L. Villano, who currently beneficially owned 11.36% and 8.08%, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

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Shareholders will not be allowed to transfer their shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.

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Any ownership or purported transfer of our capital shares in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

The foregoing limitations and restrictions could delay or prevent a transaction or a change in control of us that might involve a premium price for our capital shares or otherwise be in the best interests of our shareholders.
Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares will be deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors who, following the completion of our IPO, was the constructive owner of more than

4.99% of our outstanding common shares. However, as a result of the follow-on offering in October-November 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent them from acquiring shares in excess of the limit in the first place.
Investment Company Act Exemption
We also intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act that excludes from the definition of investment company “[a]ny person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses . . . (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We believe we qualify for the exemption under this section and intend to continue to focus on originating short term loans secured by first mortgages on real property. However, if, in the future, we acquire non-real estate assets without the acquisition of substantial real estate assets, we may qualify as an “investment company” and be required to register as such under the Investment Company Act, which could have a material adverse effect on us.
Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, referred to as the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until those standards apply to private companies. We intend to avail ourselves of these exemptions. Once adopted, we are obligated to abide by our decision until we no longer qualify as an emerging growth company, which will occur upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the IPO; (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Corporate Information
Our principal executive offices are currently located at 23 Laurel Street, Branford, Connecticut 06405 and our telephone number is (203) 433-4736. We plan to relocate our entire operation to 698 Main Street, Branford, Connecticut in the first quarter of 2019. The URL for our website is www.sachemcapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

RISK FACTORS
Investing in the Securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any Securities before purchasing any Securities. If any of the following risks occur, our business, financial condition, liquidity and/or results of operations could be materially and adversely affected. In that case, the value of outstanding Securities could decline, and you may lose some or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Business
Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.
As a real estate finance company, our revenue and net income is limited to interest received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. At June 30, 2018 we had cash of approximately $2.2 million and $9.9 million of additional borrowing available under the Webster Facility. As of June 30, 2018, the outstanding balance on the Webster Facility was approximately $22.1 million. In addition, at June 30, 2018 we also had $6.2 million unfunded commitments under construction loans. We intend to use the net proceeds from the sale of Securities to temporarily reduce the outstanding balance on the Webster Facility and subsequently reborrow the funds as needed to fund new loans. However, we cannot assure you that these funds, as well as the proceeds from the repayment of existing loans, will be sufficient to enable us to fully capitalize on the increasing demand for our real estate loans.
We operate in a highly competitive market and competition may limit our ability to originate loans with favorable interest rates.
We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings. Our existing and potential future competitors include other “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive government financing. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise, significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we would. Finally, as a REIT and because we operate in a manner to be exempt from the requirements of the Investment Company Act, we may face further restrictions to which some of our competitors may not be subject. For example, we may find that the pool of potential qualified borrowers available to us is limited. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.
We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to shareholders.
Currently, we have no policies in place that limit or restrict our ability to borrow money or raise capital by issuing debt securities. Similarly, we have only a limited number of policies regarding underwriting criteria, loan metrics and operations in general. We may amend or revise our existing policies or adopt new ones, whether the policies relate to growth strategy, operations, indebtedness, capitalization, financing alternatives and underwriting criteria and guidelines, or approve transactions that deviate from our existing policies at any time, without a vote of, or notice to, our shareholders. For example, we may decide that to compete effectively, we should relax our underwriting guidelines and make riskier loans, which could result in a higher default rate on our portfolio. We may also decide to expand our business focus to other targeted asset classes, such as participation interests in mortgage loans, mezzanine loans and subordinate interests in mortgage loans. We could also decide to adopt investment strategies that include securitizing our portfolio, hedging transactions and swaps. We may even decide to broaden our business to include acquisitions of real estate assets, which we may or may not operate. Finally, as the market evolves, we may determine that the residential and commercial real estate markets do not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our REIT election and to operate in a manner to remain exempt from registration under the Investment Company Act. If we believe it would be advisable for us to be a more active seller of loans and securities, we may determine that we should conduct such business through a taxable REIT subsidiary or that we should cease to maintain our REIT qualification. These changes may increase our exposure to interest rate risk, default risk, financing risk and real estate market fluctuations, which could adversely affect our business, operations and financial condition as well as the market price of our common shares.
Management has broad authority to make lending decisions. If management fails to generate attractive risk-adjusted loans on a consistent basis, our revenue and income could be materially and adversely affected and the market price of a share of our common shares is likely to decrease.
Our senior executives have unrestricted authority to originate, structure and fund loans subject to whatever policies our board of directors have adopted. Thus, management could authorize transactions that may be costly and/or risky, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, management’s decisions may not fully reflect the best interests of our shareholders. Our board of directors may periodically review our underwriting guidelines but will not, and will not be required to, review all our proposed loans. In conducting periodic reviews, our board of directors will rely primarily on information provided to them by management.
Our future success depends on the continued efforts of our senior executive officers and our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel.
Our future success depends to a significant extent on the continued efforts of our co-chief executive officers, Jeffrey C. Villano and John L. Villano. They generate most, if not all, of our loan applications, supervise all aspects of the underwriting and due diligence process in connection with each loan, structure each loan and have absolute authority (subject only to the maximum amount of the loan) to approve or not approve the loan. We do not maintain key person life insurance for either Jeffrey C. Villano or John L. Villano. If either one of them is unable or unwilling to continue to serve as an executive officer on a full-time basis, our business and operations may be adversely affected.
As our business continues to grow, we will also need to recruit, train and retain additional managerial and administrative personnel as we begin to deploy the net proceeds and grow our business. This includes experienced real estate finance professionals, sales and marketing people, finance and accounting personnel, information technology professionals as well as administrative and clerical staff to support them. In addition, to manage our anticipated development and expansion, we must implement and upgrade our managerial, operational and financial systems and expand our facilities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The loss of any of our key executives, or the failure to attract, integrate, motivate, and retain additional key personnel could have a material adverse effect on our business. We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. In addition, our expanded operations could lead to significant incremental operating costs and may divert financial resources from other projects. We cannot assure you that we will be successful in attracting, training, managing or retaining the personnel we need to manage our growth, and the failure to do so could have a material adverse effect on our business, prospects, financial condition, and results of operations. If we cannot effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to increase our revenue and profits could be jeopardized and we may not be able to implement our overall business strategy.
Terrorist attacks and other acts of violence or war may adversely impact the real estate industry generally and our business, financial condition and results of operations.
Over the last few years there have been several high profile and successful terror attacks around the world including in the United States. Any future terrorist attacks or a prolonged period of civil unrest, the anticipation of any such attacks, and the consequences of any military or other response by the United States and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, including the real estate capital markets, the economy or our business. Terrorist attacks and prolonged periods of civil unrest could also adversely affect the credit quality of some of our loan portfolio, which could have an adverse impact on our financial condition, results of operations and the market price of our common shares.
The enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies to receive federal compensation under TRIA for insured losses. However, this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable financing opportunities available to us and the pace at which we can make loans. If property owners are unable to obtain affordable terrorism insurance coverage, the value of their properties could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.
Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of our business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers. The secure processing and maintenance of this information is critical to our business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could materially and adversely affect us.
Risks Related to Our Portfolio
If we overestimate the value of the collateral securing the loan, we may experience losses.
Loan decisions are typically made based on the value of the collateral securing the loan rather than the credit of the borrower or the cash flow from the property. We cannot assure you that our assessments will always be accurate or the circumstances relating to the collateral or, for that matter, the borrower, will not change during the loan term, which could lead to losses and write-offs. Losses and write-offs could materially and adversely affect our business, operations and financial condition and the market price of our common shares. As a real estate finance company, we deal with a variety of default situations on a regular basis. As such, we are unable to quantify the number of loans that may, at one time or another, have been in default. At June 30, 2018, of the 385 mortgage loans in our portfolio, eight are treated by us as “non-performing”, typically because the borrower is more than 90 days in arrears on its interest payment obligations or because the borrower has failed to make timely payments of real estate taxes or insurance premiums. The aggregate outstanding principal balance of these non-performing loans and the accrued but unpaid interest as of June 30, 2018 was approximately $2.56 million. The non-performing loans have all been referred to counsel to commence foreclosure proceedings or to negotiate settlement terms. In the case of each non-performing loan, we believe the value of the collateral exceeds the outstanding balance on the loan. We cannot assure you that we will be able to avoid foreclosures in the future and that such foreclosures will not have a significant adverse impact on our financial performance and cash flows.
Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets, which may adversely affect the value of the assets that we intend to originate.
Our results of operations will be materially affected by conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets and the economy generally. In the past, significant adverse changes in financial market conditions have resulted in a decline in real estate values, jeopardizing the performance and viability of many real estate loans. As a result, many traditional mortgage lenders suffered severe losses and several have even failed. This situation has negatively affected both the terms and availability of financing for small non-bank real estate finance companies. This could have an adverse impact on our financial condition, business operations and the price of our common shares.
Short-term loans may involve a greater risk of loss than traditional mortgage loans.
Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. In a period of rising interest rates, it may be more difficult for borrowers to obtain long-term financing, which increases the risk of non-payment. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer such losses with respect to our short term loans, our enterprise value and the price of our common shares may be adversely affected.
We may be subject to “lender liability” claims. Our financial condition could be materially and adversely impacted if we were to be found liable and required to pay damages.
In recent years, several judicial decisions have upheld the right of borrowers to sue lenders on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.
If the loans that we originate or acquire do not comply with applicable laws, we may be subject to material penalties.
Loans that we originate or acquire may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, truth-in-lending and consumer lending laws, and local zoning laws. If we fail to comply with such laws in relation to a loan that we have originated or acquired, legal penalties may be imposed, which could materially and adversely affect us. In addition, certain jurisdictions may have laws, regulations or rules that would limit our ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on us and our operations.
An increase in the rate of prepayment of outstanding loans may have an adverse impact on the value of our portfolio as well as our revenue and income.
The value of our loan portfolio may be affected by prepayment rates and a significant increase in the rate of prepayments could have an adverse impact on our operating results. Recently, we have experienced an increase in the rate of prepayments, an indication that banks may be more willing to lend as general economic conditions seem to be improving. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. We do not charge a penalty or premium if a loan is paid off before its maturity date. Repayment proceeds are either invested in new loans or used to pay down bank debt. If we cannot reinvest the proceeds of repayments quickly in new loans with interest rates comparable to the rates on the loans being repaid, our revenue and profits will decline. Although, we also receive origination fees for new loans, we cannot assure that these fees will offset any reduction in the interest rate on the new loan.
The lack of liquidity in our portfolio may adversely affect our business.
The illiquidity of our loan portfolio may make it difficult for us to sell such assets if the need or desire arises. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the outstanding loan balance.
The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in local or regional economic conditions.
We have one major asset class — mortgage loans that we originate, underwrite, fund, service and manage — and we have no current plans to diversify. Moreover, most of our loans — approximately 88.9% of the aggregate outstanding principal balance at June 30, 2018  —  were secured by properties located in Connecticut. The lack of asset and geographical diversification makes our mortgage portfolio more sensitive to local and regional economic conditions. A significant decline in the local or regional economy where the properties are located could result in a greater risk of default compared with the default rate for loans secured by properties in other geographic locations. This could result in a reduction of our revenues and provision for loan loss allowances, which might not be as acute if our asset base was less concentrated and/or our loan portfolio were more geographically diverse. To the extent that our portfolio is concentrated in one region and/or one type of asset, downturns relating generally to such region or type of asset may result in several defaults within a relatively short time period, which may reduce our net income and the market price of our common shares.
A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.
A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Declining real estate values are likely to have one or more of the following adverse consequences:
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reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;

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make it more difficult for existing borrowers to remain current on their payment obligations; and

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significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be below the amount of our loan.

Thus, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate new loans, which would materially and adversely affect our results of operations, financial condition, liquidity and the market price of our common shares.
Our due diligence may not reveal all liabilities of a borrower or other risks.
Before making a loan to a borrower, we assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the loan. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, services provided by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that the borrower’s circumstances will not change after the loan is funded. In either case, this could adversely impact the performance of the loan and our operating results.
Our loans are typically made to entities to enable them to acquire, develop or renovate residential or commercial property, which may involve a greater risk of loss than loans to individual owners of residential real estate.
We make loans to corporations, partnerships, limited liability companies and individuals to fund their acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial real estate held for resale or investment. In many instances, the property is under-utilized, poorly managed, or located in a recovering neighborhood. Thus, these loans may have greater risk than loans to individual property owners with respect to their primary residence or to owners of commercial operating properties because of a variety of factors. For instance, our borrowers usually do not have the need to occupy the property, or an emotional attachment to the property as borrowers of owner-occupied residential properties may have, and therefore they don’t always have the same incentive to avoid foreclosure. Similarly, the properties we loan against may have little or no cash flow. If the neighborhood in which the asset is located fails to recover as the borrower anticipated, or if the borrower fails to improve the quality of the property’s performance and/or the value of the property, the borrower may not receive a sufficient return on the property to satisfy the loan, and we bear the risk that we may not recover some or all our principal. Finally, there are difficulties associated with collecting debts from entities that may be judgment proof. While we try to mitigate these risks in various ways, including by getting personal guarantees from the principals of the borrower, we cannot assure you that these lending and credit enhancement strategies will be successful.
Our inability to promptly foreclose on defaulted loans could increase our costs and/or losses.
While we have certain rights with respect to the real estate collateral underlying our loans, and rights against the borrower and guarantor(s), in the event of a default there are a variety of factors that may inhibit our ability to enforce our rights to collect the loan, whether through a non-payment action against the borrower, a foreclosure proceeding against the underlying property or a collection or enforcement proceeding against the guarantor. These factors include, without limitation, state foreclosure timelines and deferrals associated therewith (including with respect to litigation); unauthorized occupants living in the property; federal, state or local legislative action or initiatives designed to provide residential property owners with assistance in avoiding foreclosures and that serve to delay the foreclosure process; government programs that require specific procedures to be followed to explore the refinancing of a residential mortgage loan prior to the commencement of a foreclosure proceeding; and continued declines in real estate values and sustained high levels of unemployment that increase the number of foreclosures and place additional pressure on the already overburdened judicial and administrative systems. In short, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, in the event of the bankruptcy of the borrower or guarantor, we may not have full recourse to the assets of the borrower, or the assets of the borrower or the guarantor may not be sufficient to satisfy the debt.
None of our loans are funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.
Our loans are not funded with an interest reserve. Thus, we rely on the borrowers to make interest payments as and when due from other sources of cash. Given the fact that many of the properties securing our loans are not income producing or even cash producing and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, some of our borrowers have considerable difficulty servicing our loans and the risk of a non-payment of default is considerable. We depend on the borrower’s ability to refinance the loan at maturity or sell the property for repayment. If the borrower is unable to repay the loan, together with all the accrued interest, at maturity, our operating results and cash flows would be materially and adversely affected.

Interest rate fluctuations could reduce our ability to generate income and may cause losses.
Our primary interest rate exposure relates to the yield on our loan portfolio and the financing cost of our debt. Our operating results depend, in part, on differences between the interest income generated by our loan portfolio net of credit losses and our financing costs. This exposure is exacerbated by the fact that the interest rates on our loans are fixed throughout the term of the loan, i.e., one to three years, while the interest rate on our debt is variable and changes every time there is a change in the prime rate. Changes in interest rates will affect our revenue and net income in one or more of the following ways:
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our operating expenses may increase;

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our ability to originate loans may be adversely impacted;

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to the extent we use our credit line or other forms of debt financing to originate loans, our borrowing costs would rise, reducing the “spread” between our cost of funds and the yield on our outstanding mortgage loans, which tend to be fixed rate obligations;

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a rise in interest rates may discourage potential borrowers from refinancing existing loans or defer plans to renovate or improve their properties;

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increase borrower default rates;

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negatively impact property values making our existing loans riskier and new loans that we originate smaller;

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rising interest rates could also result in reduced turnover of properties which may reduce the demand for new mortgage loans.

Interest rates have been gradually increasing over the last 2-3 years and are expected to continue to increase in 2018 and 2019. Our cost of funds increases as interest rates rise. Interest on amounts outstanding under the Webster Facility is adjusted daily to a rate equal to the 30-day LIBOR Rate plus 4.00. At May 11, 2018, the date we closed on the Webster Facility and June 30, 2018 the rates were 6.79% and 6.09%, respectively. . Further increases in interest rates will increase our borrowing costs. On the other hand, all our loans are fixed rate obligations and we cannot unilaterally increase the interest rates on our outstanding loans. Therefore, the “spread” between the interest we receive and the cost of funds to finance these loans, is shrinking. After considering the pros and cons of increasing our rates and considering our relatively low level of debt following the IPO, we believe the better strategy is to focus on building market share rather than short-term profits and cash flow. We have been able to reduce the potential adverse impact of the rate increases by reducing our borrowing costs by using the proceeds of our equity offerings to temporarily reduce the outstanding balances on our revolving credit facilities. However, those balances quickly grow as we fund new loans. If interest rates continue to increase, we may have to abandon this strategy and try to increase the rates on our mortgage loans as well. If we are successful, this may undermine our strategy to increase market share. If we are not successful, the “spread” between our borrowing costs and the yield on our portfolio will be squeezed and would adversely impact our net income. We cannot assure that we will be able to increase our rates on our loans at any time in the future and we cannot assure you that we can continue to increase our market share.
Liability relating to environmental matters may adversely impact the value of properties securing our loans.
Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt instruments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and the market price of our common shares.
Defaults on our loans may cause declines in revenues and net income. The impact of defaults may be exacerbated by the fact that we do not carry loan loss reserves.
Defaults by borrowers could result in one or more of the following adverse consequences:
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a decrease in interest income, profitability and cash flow;

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the establishment of or an increase in loan loss reserves;

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write-offs and losses;

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default under our credit facility; and

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an increase in legal and enforcement costs, as we seek to protect our rights and recover the amounts owed.

As a result, we will have less cash available for paying our other operating expenses and for making distributions to our shareholders. This would have a material adverse effect on the market price of our common shares. Based on experience and periodic evaluation of our loan portfolio, we have never established a loan loss reserve. However, we cannot assure you that we will not be required to establish a loan loss reserve in the future. A loan loss reserve will have an immediate and adverse impact on our net income. The valuation process of our loan portfolio requires us to make certain estimates and judgments, which are particularly difficult to determine during a period in which the availability of real estate credit is limited and real estate transactions have decreased. These estimates and judgments are based on several factors, including projected cash flows from the collateral securing our mortgage loans, if any, loan structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, the relative strength or weakness of the refinancing market and expected market discount rates for varying property types. If our estimates and judgments are incorrect our results of operations and financial condition could be severely impacted.
Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.
We require our borrowers to obtain, for our benefit, all risk property insurance covering the property and any improvements to the property collateralizing our loan in an amount intended to be sufficient to provide for the cost of replacement in the event of casualty. However, the amount of insurance coverage maintained for any property may not be sufficient to pay the full replacement cost following a casualty event. Furthermore, there are certain types of losses, such as those arising from earthquakes, floods, hurricanes and terrorist attacks, that may be uninsurable or that may not be economically feasible to insure. Changes in zoning, building codes and ordinances, environmental considerations and other factors may make it impossible for our borrowers to use insurance proceeds to replace damaged or destroyed improvements at a property. If any of these or similar events occur, the amount of coverage may not be sufficient to replace a damaged or destroyed property and/or to repay in full the amount due on loans collateralized by such property. Thus, our returns and the value of our investment may be reduced.
Borrower concentration could lead to significant losses, which could have a material adverse impact on our operating results and financial condition.
At June 30, 2018 and December 31, 2017, affiliated borrowers accounted for approximately 5.2% and 5.9% of our loan portfolio and at December 31, 2016, no single borrower or group of affiliated borrowers accounted for more than 5.0% of our loan portfolio. Concentration of loans to a limited number of borrowers or a group of affiliated borrowers poses a significant risk, as a default by a borrower on one loan or by one borrower in a group of affiliates is likely to result in a default by the borrower on other loans or by other borrowers in the group. To mitigate this risk, we have adopted a policy that the total amount of loans outstanding to any single borrower or group of affiliated borrowers may not exceed more than 10.0%

of our loan portfolio after accounting for the loan under consideration. In addition, we have also adopted a policy precluding loans to related parties unless such loans are on terms no less favorable to us than similar loans to unrelated third parties taking into account all of our underwriting criteria and that such loan has been approved by a majority of our independent directors.
Risks Related to Financing Transactions
As we have substantial indebtedness, there could be increased risk in investing in our company and we have no formal corporate policy and none of our governance documents limit our ability to borrow money.
We do not have a formal corporate policy limiting the amount of debt we may incur and none of our governing documents contain any limitation on the amount of leverage we may use. Thus, we may significantly increase the amount of our indebtedness and the leverage we utilize at any time without approval of our shareholders. Since December 2014, we have significantly increased the amount of our indebtedness, from $5 million to over $35 million, including a $35 million revolving credit facility (which we refer to as the “Webster Facility”) and a $310,000 mortgage loan (which we refer to as the “Bankwell Mortgage Loan”). Lenders have fixed dollar claims on our assets that are superior to the claims of shareholders, and we have granted, and may in the future grant, lenders a security interest in our assets in connection with borrowings. In the case of a liquidation event, those lenders would receive proceeds before our shareholders. As a mortgage REIT whose primary business strategy is originating, funding, holding and servicing mortgage loans, using borrowed money to fund mortgage loans allows us to increase the size of our mortgage loan portfolio, which, in turn, should generate more revenues, more net income and, hence, larger dividends for our shareholders assuming we can service the debt. Our ability to service any debt that we incur will depend largely on the demand for our products and services, the ability of our borrowers to pay the interest and fees on our loans and their ability to repay the loans in full at maturity. If, as a result of an adverse change in market conditions, competition or our failure to properly assess credit risks, our borrowers are unable to meet their financial obligations to us, we may not be able to service our outstanding indebtedness, which could have a material adverse impact on the price of our Securities.
Our indebtedness could adversely affect our financial flexibility and our competitive position.
Our indebtedness could have other important consequences to you and significantly impact our business. For example, it could:
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make it more difficult for us to satisfy our other financial obligations;

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increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

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require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and in the general economy;

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limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

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expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest;

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place us at a competitive disadvantage compared to our competitors that have less debt;

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limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business plan or other general corporate purposes on reasonable terms or at all;

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reduce the amount of surplus funds available to us for use in our business, such as for the payment of dividends to our shareholders; and

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lead us to elect to make additional investments in our subsidiaries, if any, if their cash flow from operations is insufficient for them to make payments on their indebtedness.

The occurrence of an event of default if we fail to comply with the restrictive covenants contained in our financing arrangements, could result in substantially all our debt becoming immediately due and payable.
Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Webster Facility and to fund our other liquidity needs. If we are not able to generate sufficient cash flow to service our indebtedness, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Webster Facility.
Our existing credit line has numerous covenants. If we are unable to comply with these covenants, the outstanding amount of the loan could become due and payable.
The Webster Facility contains various covenants that are typical for these kinds of credit facilities, some of which could have a material adverse effect on our operations. For example, we are limited in terms of the amount that we can borrow relative to the value of the underlying collateral. In addition, if the terms of our mortgage loans do not meet certain conditions or requirements or include certain types of provisions, they cannot be included in the borrowing base. Furthermore, we are required to provide various financial and operational reports to Webster on a periodic basis. If we fail to do so, our ability to make use of the Webster Facility may be impaired or, worse, we may be in default. Other covenants require us to continue to conduct our business in accordance with past practice, to comply with all applicable laws, to remain current on all our existing financial obligations, restrict our ability to borrow money, prohibit us from creating or permitting liens on our assets, limit our ability to buy and/or sell assets or merge or consolidate with another entity, enter into transactions with affiliates and limit our ability to pay cash dividends. Finally, we are required to maintain certain financial ratios throughout the term of the Webster Facility. As stated above, if we fail to meet or satisfy any of these covenants, our ability to continue to borrow money under the Webster Facility will be impaired or we may have to post additional collateral. In certain instances, a breach of a covenant may constitute an “Event of Default”, which would give the Lenders the right to terminate the Webster Facility and declare all amounts outstanding thereunder, together with all accrued and unpaid interest, immediately due and payable. Any of these scenarios would have an immediate adverse impact on our business and our financial condition as we may be forced to curtail our lending activities, sell assets and/or seek new financing. In addition, a default scenario could lead to a foreclosure of our assets. Any of these scenarios is also likely to adversely impact our ability to make distributions to our shareholders and to adversely affect the price of our Securities.
An “Event of Default” with respect to the Webster Facility could have material adverse consequences.
The Credit and Security Agreement setting forth the terms and conditions of the Webster Facility contains numerous representations, warranties, covenants and agreements. A material breach of any of our obligations thereunder may constitute a default, which, if not waived by the Lenders, could have a material adverse impact on our business, operations and financial condition. Events of default under the Webster Facility include the following:
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Failure to pay any of our financial obligations to the Lenders as and when due;

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A material breach of a representation or warranty made to the Lenders in connection with such indebtedness;

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A failure to perform certain covenants;

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A failure to provide certain required financial information;

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Bankruptcy or insolvency;

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If the lien granted to the Lenders, for any reason, is no longer a valid and perfected lien having a first priority interest;

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If there is an “event of default” under any other indebtedness with a then outstanding principal amount of  $250,000 or more;

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A “change in control” (defined as a person acquiring more than 20% of our outstanding securities);

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A change in management; and

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If we no longer qualify as a REIT.

If there is an “event of default” with respect to the Webster Facility, the Lenders could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, elect to terminate their commitments, cease making further loans and/or institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If we are unable to repay the amounts due to the Lenders under the Webster Facility, the Lenders could proceed against the collateral securing the indebtedness, which is essentially all our assets. This could have a material adverse impact on our business, operations and financial condition, including our ability to pay dividends. As a result, the market value of our outstanding Securities would decline.
Our access to financing may be limited and, thus, our ability to maximize our returns may be adversely affected.
Our ability to grow and compete may also depend on our ability to borrow money to leverage our loan portfolio and to build and manage the cost of expanding our infrastructure to manage and service a larger loan portfolio.
In general, the amount, type and cost of any financing that we obtain from another financial institution will have a direct impact on our revenue and expenses and, therefore, can positively or negatively affect our financial results. The percentage of leverage we employ will vary depending on our assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our existing portfolio, the potential for losses and extension risk in our portfolio, the gap between the size and duration of our assets and liabilities, the availability and cost of financing, our opinion as to the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our borrowers and the collateral underlying our assets.
Our access to financing will depend upon various factors over which we have little or no control, including:
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general market conditions;

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the market’s view of the quality of our assets;

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the market’s perception of our growth potential;

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our eligibility to participate in and access capital from programs established by the governmental agencies;

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our current and potential future earnings and cash distributions; and

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the market price of our common shares.

Continuing weakness in the capital and credit markets could adversely affect our ability to secure financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell loans at an inopportune time or price.
We cannot assure you that we will always have access to structured financing arrangements when needed. If structured financing arrangements are not available to us we may have to rely on equity issuances, which may be dilutive to our shareholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our lending activities and/or dispose of loans in our portfolio, which could negatively affect our results of operations.
Risks Related to REIT Status and Investment Company Act Exemption
We have no experience operating as a REIT or managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act, which may hinder our ability to achieve our business objectives or result in the loss of our qualification as a REIT.
We have no experience operating as a REIT and none of our executive officers have any experience managing a loan portfolio under a set of complex laws, rules and regulations or operating a business in compliance with a set of technical limitations and restrictions as those applicable to REITs. Similarly, we have no experience operating under or avoiding being subject to the Investment Company Act. In addition, we are subject to all of the customary business risks and uncertainties associated with any new business, including the risk that we will not achieve our objectives and, as a result, the value of our common shares could decline substantially. The rules and regulations applicable to REITs under the Code are highly technical and complex and the failure to comply with these rules and regulations in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. We must also develop and implement or invest in substantial control systems and procedures to maintain our qualification as a public REIT. As a result, we cannot assure you that we will be able to successfully operate as a REIT or comply with rules and regulations applicable to REITs, which would substantially reduce our earnings and may reduce the market value of our common shares. In addition, to maintain our exemption from registration under the Investment Company Act, the assets in our portfolio will be subject to certain restrictions, which will limit our operations meaningfully.
Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders. This could have an adverse impact on the price of our shares.
To maintain our qualification as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning among other things, the composition of our assets, our sources of income, the amounts we distribute to our shareholders and the ownership of our capital shares. Specifically, we must ensure that at the end of each calendar quarter at least 75% of the total value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of such issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer, other than a qualified REIT security. If we fail to comply with these requirements, as well as additional asset diversification requirements, we must dispose of the portion of our assets exceeding such amounts within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In such event, we may be forced to sell non-qualifying assets at less than their fair market value. As a result of these requirements, our operating costs may increase to ensure compliance. For example, as a REIT, we may depend to a much greater extent than we currently do on communications and information systems. We may have to upgrade our existing systems to monitor a larger portfolio of loans, to track our revenue to make sure we do not inadvertently fail the revenue requirements for a REIT and to make sure that we distribute the requisite amount of our income to shareholders. In addition, we expect our operating expenses to increase as a result of our conversion to a REIT, becoming a publicly-held reporting company and anticipated growth and we cannot assure you that we will be able to sustain our profitability at our historical levels. In addition, we may also be required to make distributions to shareholders at times when we do not have funds readily available for distribution or are otherwise not optional for us. Accordingly, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.
We have operated and intend to continue to operate in a manner that has enabled, and will continue to enable, us to qualify as a REIT for U.S. federal income tax purposes commencing with our 2017 tax year or as soon as practicable thereafter. While we believe that we have qualified as a REIT since the consummation of the IPO, we have not requested and do not intend to request a ruling from the Internal Revenue Service, that we do or will qualify as a REIT. The U.S. federal income tax laws and the Treasury Regulations promulgated thereunder governing REITs are complex. In addition, judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.
If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our shareholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all our taxable income to our shareholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.
REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.
To qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our shareholders in a manner that will satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

Our ability to pay dividends, the amount of the dividend and the frequency at which we will pay dividends is subject to numerous factors, including the following:
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how quickly we can deploy the net proceeds from the sale of Securities to make new loans;

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our ability to increase the interest rate on our loans to keep pace with the frequency and size of rate increases under our credit line;

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our ability to manage and control our operating and administrative expenses, particularly those relating to our status as a public reporting REIT;

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defaults by our borrowers;

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regional and national economic conditions;

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competition from banks and other financing sources;

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our cash flow from operations;

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unanticipated developments, write-offs or liabilities;

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restrictions and limitations imposed by the BCL; and

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restrictions in our existing and future credit facilities.

Our taxable income may substantially exceed our net income as determined by generally accepted accounting principles in the United States, known as U.S. GAAP, and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue interest and discount income on mortgage loans before we receive any payments of interest or principal on such assets. We may be required under the terms of the indebtedness that we incur, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders.
As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash or (v) use cash reserves, in order to comply with the REIT distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common shares.
Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
As a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. In addition, to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may create “taxable REIT subsidiaries” to hold some of our assets. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our shareholders.
Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
In determining whether we qualify as a REIT, we may rely on opinions or advice of counsel as to whether certain types of assets that we hold or acquire are deemed REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
We may choose to make distributions in our common shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.
We may distribute taxable dividends that are payable in cash and/or common shares at the election of each shareholder. Shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash portion of the dividend. Accordingly, shareholders receiving a distribution of shares may be required to sell those shares or may be required to sell other assets they own at a time that may be disadvantageous to satisfy any tax imposed on the distribution they receive from us. If a shareholder sells the common shares that he or she receives as a dividend to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of a share of our common shares at the time of the sale. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares, by withholding or disposing of some of the common shares in the distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our shareholders determine to sell their common shares to pay taxes owed on dividends, such sale may adversely impact the market price of our common shares.
Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common shares.
Dividends payable by REITs are not eligible for the reduced rates generally applicable to dividends but are taxed at the same rate as ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. This could have an adverse impact on the market price of our common shares.
Liquidation of our assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT. In addition, we may be subject to a 100% tax on any gain realized from the sale of assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.
The ownership restrictions set forth in our certificate of incorporation, as amended, may not prevent five or fewer shareholders from owning 50% or more of our outstanding shares of capital shares causing us to lose our status as a REIT. This loss of status may inhibit market activity in our common shares and restrict our business combination opportunities.
To qualify as a REIT, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year, and at least 100 persons must beneficially own shares of our capital stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. To help insure that we meet the tests, our certificate of incorporation, as amended, restricts the acquisition and ownership of our capital shares. The ownership limitation is fixed at 4.99% of our outstanding capital shares, by value or number of shares, whichever is more restrictive. Our co-chief executive officers, Jeffrey C. Villano and John L. Villano, are exempt from this restriction. Currently, Jeffrey C. Villano and John L. Villano beneficially owned 11.36% and 8.08%, respectively, of our outstanding common shares. In addition, our board of directors may grant such an exemption to such limitations in its sole discretion, subject to such conditions, representations and undertakings as it may determine. To date, we have granted three such waivers. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

The tax on prohibited transactions may limit our ability to engage in transactions that may be beneficial to us and/or our shareholders.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Although we have no plans to sell any of our loans, in the future we may need to sell all or a portion of our portfolio to raise funds, reduce our exposure to certain risks or for other reasons. In such event, to avoid the prohibited transactions tax, we may be required to structure the sales in ways that may be less beneficial than we would if we were not a REIT.
We may be subject to adverse legislative or regulatory tax changes that could adversely impact the market price of our common shares.
At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation including comprehensive tax reform currently being discussed in the United States Congress.
We may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
As a REIT, we are required to distribute to our shareholders at least 90% of our taxable income each year. We intend to satisfy this requirement through quarterly distributions of all or substantially all our REIT taxable income in such year, subject to certain adjustments. Our ability to make distributions may be adversely affected by various factors, including the risk factors described herein. If we make distributions from the proceeds of the sale of Securities, which would generally be considered a return of capital for tax purposes, our future earnings and cash available for distribution may be reduced from what they otherwise would have been. All distributions will be made at the discretion of our board of directors and will depend on various factors, including our earnings, our financial condition, our liquidity, our debt covenants, maintenance of our REIT qualification, applicable provisions of the BCL, and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our shareholders:
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how we deploy the net proceeds from the sale of Securities;

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our ability to make loans at favorable interest rates;

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expenses that reduce our cash flow;

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defaults in our asset portfolio or decreases in the value of our portfolio; and

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the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any of these factors could affect our ability to make distributions. As a result, we cannot assure you that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.
In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable but has the effect of reducing the basis of a shareholder’s investment in our common shares.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.
We intend to conduct our business in a manner that will qualify for the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act. The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). Any significant acquisition by us of non-real estate assets without the acquisition of substantial real estate assets could cause us to meet the definitions of an “investment company.” If we are deemed to be an investment company, we could be required to dispose of non-real estate assets or a portion thereof, potentially at a loss, to qualify for the 3(c)(5)(C) exception. We may also be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.
Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:
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limitations on capital structure;

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restrictions on specified investments;

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restrictions on leverage or senior securities;

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restrictions on unsecured borrowings;

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prohibitions on transactions with affiliates;

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compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.
Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.
Risks Related to Our Common Shares
Management has significant influence over all matters submitted to shareholders for approval and may act in a manner that conflicts with the interests of other shareholders.
Currently, Jeffrey C. Villano and John L. Villano, CPA, our co-chief executive officers, beneficially owned 11.36% and 8.08%, respectively, of our common shares. Thus, they have and will continue to have significant influence over all corporate actions, including the election of directors and all other matters requiring shareholder approval, whether pursuant to the BCL or our certificate of incorporation, as amended. This concentration of ownership, particularly in light of the ownership limitations imposed on other shareholders, could have an adverse impact on the market price of our common shares.
Our financial statements may be materially affected if our estimates are inaccurate.
Financial statements prepared in accordance with U.S. GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, assessing the adequacy of the allowance for loan losses. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. For example, currently, we do not carry any loan loss reserves. However, a decline in economic condition could negatively impact the credit quality of our loan portfolio and require us to establish loan loss reserves, which could have an adverse impact on our net income. In addition, because we have limited operating history as a REIT and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our publicly-traded securities.
There is limited trading in our common shares.
Our common shares first began to trade on the NYSE American on February 10, 2017 and through June 30, 2018, average daily trading volume was approximately 28,800 shares. Accordingly, we cannot assure you that an active trading market for our common shares will be sustained. As a result, investors in our common shares must be able to bear the economic risk of holding those shares indefinitely. In addition, we cannot assure that we will, in the future, continue to meet the listing standards of the NYSE American or those of any other national securities exchange, in which case our common shares may be “delisted.” In that event, our common shares will be quoted on an-over-the-counter quotation system. In those venues, you may find it difficult to obtain accurate quotations as to the market value of your common shares and it may be difficult to find buyers to purchase your common shares and relatively few market makers to support its price. These and other factors may make it difficult, if not impossible, for holders of our common shares to sell their shares at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using our common shares as consideration.
The price for our common shares may be influenced by numerous factors, many of which are beyond our control, resulting in extreme volatility.
The trading price of our common shares is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere herein, these factors include:
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our operating results and financial condition;

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additions or departures of key personnel;

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changes in laws or regulations applicable to our business;

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our dependence on third parties;

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failure to meet or exceed any financial guidance or expectations that we may provide to the public;

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actual or anticipated variations in quarterly operating results;

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failure to meet or exceed the estimates and projections of the investment community;

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overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

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announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

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our ability to maintain an adequate rate of growth and manage such growth;

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issuances of debt or equity securities;

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sales of our common shares by our shareholders in the future, or the perception that such sales could occur;

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trading volume of our common shares;

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ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;

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national, regional and/or local political and economic conditions;

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effects of natural or man-made catastrophic events; and

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other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of real estate related companies, including REITs, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common shares, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our common shares.
FINRA sales practice requirements may limit your ability to buy and sell our common shares.
The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. Because these FINRA requirements are applicable to our common shares, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common shares, which may limit the ability of our shareholders to buy and sell our common shares and could have an adverse effect on the market for and price of our common shares.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.
Any trading market for our common shares that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of us, the trading price for our common shares could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease to cover us or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause a decline in the price and trading volume of our common shares.
We have a substantial number of shares of authorized but unissued capital stock, and if we issue additional shares of our capital stock in the future, our existing shareholders will be diluted.
Our certificate of incorporation, as amended, authorizes the issuance of up to 50,000,000 common shares and up to 5,000,000 preferred shares with the rights, preferences and privileges that our board of directors may determine from time to time. At June 30, 2018, we have no preferred shares outstanding and 15,415,737 common shares issued and outstanding, which represents approximately 30.8% of our total authorized common shares. In addition to capital raising activities, which we expect to continue to pursue in order to raise the funding we will need in order to continue our operations, other possible business and financial uses for our authorized capital stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of our capital stock, issuing shares of our capital stock to partners or other collaborators in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our equity compensation plans, or other transactions and corporate purposes that our board of directors deems are in our best interests. Additionally, shares of our capital stock could be used for anti-takeover purposes or to delay or prevent changes in control to our management. Any future issuances of shares of our capital stock may not be made on favorable terms or at all, they may not enhance shareholder value, they may have rights, preferences and privileges that are superior to those of our common shares, and they may have an adverse effect on our business or the trading price of our common shares. The issuance of any additional common shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding common shares. Additionally, any such issuance will reduce the proportionate ownership and voting power of all our current shareholders.
Future offerings of debt or equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.
If we decide to issue debt or equity securities in the future, which would rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their stock holdings in us.
We have not determined a specific use for a portion of the net proceeds from the sale of Securities, and we may use these proceeds in ways with which you may not agree.
We intend to use a substantial portion of the net proceeds received from the sale of Securities to fund new loans. However, until we need the cash to fund new loans, we will use the net proceeds from the sale of Securities to reduce the outstanding balance on the Webster Facility. Notwithstanding our current intent, management will have considerable discretion in the application of the net proceeds from the sale of Securities. Management intends to use a portion of the net proceeds of the sale of Securities for capital expenditures relating to the renovation of our new corporate headquarters and for working capital and general corporate purposes and may also decide to use the net proceeds for other purposes that do not improve our profitability or increase the price of our common shares or for other purposes with which you may not agree. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management in this regard.
We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company for up to five years. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation; and

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exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens herein. For example, we have not included all the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.
We have elected to avail ourselves of the extended transition period for adopting new or revised accounting standards available to emerging growth companies under the JOBS Act and will, therefore, not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, which could make our common shares less attractive to investors.
The JOBS Act provides that an emerging growth company can take advantage of exemption from various reporting requirements applicable to other public companies and an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We intend to avail ourselves of these exemptions and the extended transition periods for adopting new or revised accounting standards and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company. We cannot predict whether investors will find our stock less attractive as a result of this election. If some investors find our common shares less attractive as a result of this election, there may be a less active trading market for our common shares and our stock price may be more volatile.
As a publicly-held, reporting company, we incur significant costs and management must devote substantial time to reporting and other compliance matters. We expect these costs and expenses to further increase after we are no longer an “emerging growth company.”
In compliance with Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, our annual report on Form 10-K for the year ended December 31, 2017, included a report by management on our internal controls over financial reporting. We are required to include a similar report in our 10-K each year. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
Risks Related to Our Organization and Structure
Certain provisions of New York law could inhibit changes in control.
Various provisions of the BCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then-prevailing market price of our common shares. For example, we are subject to the “business combination” provisions of the BCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested shareholder” (defined generally as any person who beneficially owns 20% or more of our then outstanding voting capital shares or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder. After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast by holders of our voting capital shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These provisions do not apply if holders of our common shares receive a minimum price, as defined under New York law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its common shares. They also do not apply to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder.
Our authorized but unissued common and preferred shares may prevent a change in our control.
Our certificate of incorporation, as amended, authorizes us to issue additional authorized but unissued common or preferred shares. We currently have 34,584,263 authorized but unissued common shares and 5,000,000 authorized but unissued preferred shares, all of which are available for issuance at the discretion of our board of directors. As a result, our board of directors may establish a series of common or preferred shares that could delay or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.
Our rights and the rights of our shareholders to take legal action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.
Our certificate of incorporation, as amended, limits the liability of our present and former directors to us and our shareholders for money damages to any breach of duty in such capacity, if a judgment or other final adjudication adverse to a present or former officer or director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the BCL. Section 719 of the BCL limits director liability to the following four instances:
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declarations of dividends in violation of the BCL;

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a purchase or redemption by a corporation of its own shares in violation of the BCL;

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distributions of assets to shareholders following dissolution of the corporation without paying or providing for all known liabilities; and

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making any loans to directors in violation of the BCL.

Our certificate of incorporation, as amended, and bylaws authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by the BCL. In addition, we may be obligated to pay or reimburse the defense costs incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.
Our bylaws contain provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our management.
Our bylaws provide that a director may be removed by either the board of directors or by shareholders for cause. Vacancies may be filled only by a majority vote of the remaining directors in office, even if less than a quorum, unless the vacancy occurred as a result of shareholder action, in which case the vacancy must be filled by a vote of shareholders at a special meeting of shareholders duly called for that purpose. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus to confirm these statements in relationship to actual results or revised expectations.
All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes and working capital, which may include expanding our portfolio of real estate loans secured by first mortgage liens and new investment opportunities as suitable opportunities arise. Further details relating to the use of the net proceeds from any particular offering of Securities will be set forth in the applicable prospectus supplement. Pending these uses, we are required to use the net proceeds to pay down any amounts outstanding under the Webster Facility.

MARKET PRICE OF COMMON SHARES
AND RELATED SHAREHOLDER MATTERS
Market Information
On February 10, 2017, our common shares listed on the NYSE American (f/k/a “NYSE MKT”) and began trading under the symbol “SACH”. Prior to its listing on the NYSE American, our common shares were not publicly traded. The table below sets forth the high and low sales prices of a common share as reported by NYSE American:
	High	Low
2018
Fourth Quarter (through November 1)	$4.49	$4.08
Third Quarter	$4.39	$3.91
Second Quarter	$4.55	$3.32
First Quarter	$4.14	$3.30
2017
Fourth Quarter	$5.00	$3.83
Third Quarter	$5.02	$3.72
Second Quarter	$5.35	$4.42
First Quarter	$5.32	$4.75
On November 1, 2018, the last reported sale price of our common shares on NYSE American was $4.10 per share.
Holders
As of November 1, 2018, we had approximately 100 shareholders of record. The number of holders does not include individuals or entities who beneficially own shares but whose shares, which are held of record by a broker or clearing agency but does include each such broker or clearing agency as one record holder. We believe we have approximately 900 beneficial shareholders.

DIVIDENDS AND DISTRIBUTION POLICY
The holders of our common shares are entitled to receive dividends as may be declared from time to time by our board of directors. Payments of future dividends are within the discretion of our board of directors and depend on, among other factors, our retained earnings, capital requirements, operations and financial condition.
As a REIT, we will be required, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, to declare a dividend to our shareholders to distribute such accumulated earnings and profits (a “Purging Distribution”). As of December 31, 2016, we did not have any accumulated earnings and profits attributable to a non-REIT year.
From and after the effective date of our REIT election, we intend to pay regular quarterly distributions to holders of our common shares in an amount not less than 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains). U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the Code. In 2017 we made three dividend payments: $0.05 per share on April 27, 2017; $0.105 per share on July 27, 2017 and $0.105 per share on November 17, 2017. In 2018, we made a dividend payment of  $0.105 per share on February 27, 2018, of which a portion was attributable to 2017 income, $0.105 per share on April 27, 2018 and $0.11 per share on July 27, 2018. In addition, we have declared a divided of  $0.12 per share payable on November 6, 2018 to shareholders of record as of the close of business on October 30, 2018.
Our ability to pay dividends, the amount of the dividend and the frequency at which we will pay dividends is subject to numerous factors, many of which are discussed elsewhere herein including under the caption “Risk Factors”. The payment of dividends (including the amount and frequency) will depend on numerous factors, including the following:
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how quickly we can deploy the net proceeds from the sale of Securities to make new loans;

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our ability to increase the interest rate on our loans to keep pace with the frequency and size of rate increases under our credit line;

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our ability to manage and control our operating and administrative expenses, particularly those relating to our status as a public reporting REIT;

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defaults by our borrowers;

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the rate of prepayments on our outstanding loans and our ability to reinvest those payments in new loans;

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regional and national economic conditions;

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competition from banks and other financing sources;

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our cash flow from operations;

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unanticipated developments, write-offs or liabilities;

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restrictions and limitations imposed by the BCL; and

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restrictions in our existing and future credit facilities.

DESCRIPTION OF COMMON SHARES
The following description of our common shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the BCL.
Authorized Capitalization
Our authorized capital stock consists of 50,000,000 common shares, par value $0.001 per share, and 5,000,000 preferred shares, par value $0.001 per share. At June 30, 2018, we had 15,415,737 common shares and no preferred shares issued and outstanding.
Common Shares
Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the outstanding common shares voted can elect all the directors then standing for election. Holders of common shares are not entitled to preemptive rights and are not subject to conversion or, as more fully described below in “Restrictions on Ownership and Transfer of Capital Stock,” except in the case of a prohibited transfer, redemption. If we liquidate or dissolve or our business is otherwise wound up, the holders of common shares would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding common share is, and all common shares outstanding upon completion of an offering of common shares will be, fully paid and nonassessable.
Authorized but Unissued Shares of Capital Stock
New York law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of NYSE American, which would apply for so long as our common shares are listed on the NYSE American, require shareholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding common shares, as well as for certain issuances of shares of capital stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common shares may be to enable our board of directors to sell common shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their common shares at prices higher than prevailing market prices.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N. A. located at 250 Royal Street, Canton, Massachusetts.

DESCRIPTION OF PREFERRED SHARES
The following description of the terms of our preferred shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the BCL. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.
General
Our certificate of incorporation provides that we may issue up to 5,000,000 preferred shares, $0.001 par value per share. There are no preferred shares currently outstanding.
The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our restated certificate of incorporation and bylaws and any applicable articles supplementary designating terms of a series of preferred shares.
The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Our board of directors could establish another series of preferred shares that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Terms
Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to fix the number of preferred shares constituting each series and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board of directors. The preferred shares will, when issued in exchange for the consideration therefor, be fully paid and nonassessable by us and will have no preemptive rights.
Reference is made to the prospectus supplement relating to the series of preferred shares offered thereby for the specific terms thereof, including:
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The title and stated value of the preferred shares;

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The number of preferred shares in the class, the liquidation preference per share and the offering price;

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The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;

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The date from which dividends on the preferred shares shall accumulate, if applicable;

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The procedures for any auction and remarketing, if any, for the preferred shares;

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The provision for a sinking fund, if any, for the preferred shares;

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The provision for redemption, if applicable, of the preferred shares;

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Any listing of the preferred shares on any securities exchange;

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The terms and conditions, if applicable, upon which the preferred shares may or will be convertible into common shares, including the conversion price or manner of calculation thereof;

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The relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of our company as a REIT;

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A discussion of federal income tax considerations applicable to the preferred shares; and

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Any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:
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senior to all classes or series of common shares and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred shares;

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junior to all equity securities issued by us which the terms of the preferred shares provide will rank senior to it. The term “equity securities” does not include convertible debt securities; and

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on a parity with all equity securities issued by us other than those referred above.

Dividends
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will have the rights with respect to payment of dividends set forth below.
Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.
Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of such series of preferred shares will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on such series of preferred shares are declared payable on any future dividend payment date.
Redemption
If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital stock ranking junior to the preferred shares of such series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred shares shall be entitled to receive out of the assets of our company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of such series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all such other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
In determining whether a distribution (other than upon our voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the BCL, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of any series of preferred shares whose preferential rights upon dissolution are superior to those receiving the distribution.
Voting Rights
Holders of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.
Conversion Rights
The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares.
Restrictions on Ownership
As discussed below under “Restrictions on Ownership and Transfer of Capital Stock,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the federal income tax laws pertaining to REITs. The application of the Code restrictions on stock ownership is very complex. Therefore, the certificate of designation for each series of preferred shares may contain provisions restricting the ownership and transfer of such series of preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares.

DESCRIPTION OF WARRANTS
The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.
Warrants Outstanding
In connection with the IPO, we issued to the underwriters warrants to purchase an aggregate of 130,000 common shares at an exercise price of  $6.25 per common share. These warrants are exercisable at any time, and from time to time, in whole or in part, commencing on February 9, 2018 and expire on February 9, 2022. The fair value of these warrants, using the Black-Scholes option pricing model, on the date of issuance was $114,926. At June 30, 2018, all these warrants were outstanding.
In connection with the follow-on offering in October-November 2017, we issued to the underwriters warrants to purchase an aggregate of 187,500 common shares at an exercise price of   $5.00 per share. These warrants are exercisable at any time, and from time to time, in whole or in part, commencing on October 24, 2018 and expire on October 24, 2022. The fair value of these warrants, using the Black-Scholes option pricing model, on the date of issuance was $131,728. At June 30, 2018, all these warrants were outstanding.
General
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:
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the offering price and aggregate number of warrants offered;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common shares or preferred shares, the number of shares of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants, if material;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into by us and a bank or trust company. As of the date of this prospectus, we have not entered into any indenture agreements. In addition, under the terms of the Webster Facility, our ability to incur any funded indebtedness is restricted.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.
The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA, if any. You should read this summary, the applicable prospectus supplement and the provisions of the applicable indenture or supplemental indenture, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the respective indentures may be unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the issuer or co-obligors of such debt securities;

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the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior, subordinated or junior subordinated;

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whether the debt securities will be secured or unsecured

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any applicable subordination provisions;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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form;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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the securities exchange(s) on which the debt securities will be listed, if any;

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whether any underwriter(s) will act as a market maker(s) for the debt securities;

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the extent to which a secondary market for the debt securities is expected to develop;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;

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provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture:

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect debt securities to be issued in fully registered form without coupons and in various denominations. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of a combination of two or more of any offered Securities, at a single price or at a separate price for each security included in the unit. The Securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

CERTAIN PROVISIONS OF NEW YORK LAW AND
OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS
The following summary of certain provisions of New York law, our certificate of incorporation, as amended, and our bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and to our certificate of incorporation, as amended, and bylaws. Copies of our certificate of incorporation, as amended, and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
Our Board of Directors
We have one class of directors. Each director serves for a one-year term or until his or her successor is elected and qualified. Our bylaws provide that our board of directors will consist of not less than one and not more than nine directors. Our board of directors currently consists of five members.
Election of Directors; Removals; Vacancies
Directors are elected by a plurality of all of the votes cast in the election of directors. Under our bylaws a director may be removed for cause by the board of directors or by shareholders acting by a simple majority. Our bylaws provide that vacancies on our board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum. However, only shareholders can fill a vacancy on our board of directors that is caused by the removal of a director by action of shareholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the director he or she is replacing or until his or her successor is duly elected and qualifies.
Meetings of Shareholders
Our bylaws provide that a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on such day during the period from May 1 through October 31, other than a legal holiday and at the time and place set by the board of directors. Our bylaws provide that a special meeting of shareholders may be called at any time by the president and must be called by the president at the request in writing of a majority of the directors then in office or at the request in writing filed with our secretary by the holders of a majority of our issued and outstanding shares of capital shares entitled to vote at such a meeting.
Shareholder Actions by Written Consent
Under Section 615 of the BCL and our certificate of incorporation, as amended, shareholder action may be taken without a meeting if a written consent, setting forth the action so taken, is given by the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.
Amendment of Certificate of Incorporation and Bylaws
Under the BCL, a New York corporation may amend its certificate of incorporation if such action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws provide that each of our board of directors and our shareholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Transactions Outside the Ordinary Course of Business
Under the BCL, a New York corporation generally may not dissolve, merge or consolidate with another entity, sell all or substantially all its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter, unless a greater percentage is specified in the corporation’s certificate of incorporation. Our certificate of incorporation, as amended, does not provide for a super majority vote on any matter.

Business Combinations
Under the BCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a New York corporation and an “interested shareholder” (defined generally as any person who beneficially owns, directly or indirectly, 20% or more of the voting power of the corporation’s outstanding voting shares or an affiliate of such an interested shareholder) are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of holders of a majority of the outstanding voting shares of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as described in the BCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
REIT Qualification
Our certificate of incorporation, as amended, provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT.
Limitation on Directors’ Liability and Indemnification of Directors and Officers
The BCL permits a New York corporation to include in its certificate of incorporation a provision limiting the liability of its directors to the corporation and its shareholders for money damages, except if a judgment or other final adjudication establishes that (i) the director’s acts were committed in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) he personally gained a financial profit or other advantage to which he was not legally entitled or (iv) his act involves (A) the declaration of a dividend that violated section 510 of the BCL; (B) the purchase or redemption of shares of our capital shares in violation of section 513 of the BCL; (C) the distribution of assets to shareholders after dissolution without paying or adequately providing for the payment of all known liabilities; and (D) the making of loans to a director in violation of section 714 of the BCL.
The BCL permits us to indemnify any present or former director or officer, against judgments, fines, settlements and reasonable expenses including attorney’s fees actually and necessarily incurred as a result of the action or proceeding, including any appeals, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.
In addition, the BCL permits us to advance reasonable expenses to a director or officer upon our receipt of an undertaking by or on behalf of such officer or director to repay such amount as, and to the extent, such officer or director is ultimately found not to be entitled to indemnification or, if entitled to indemnification, to the extent the amount advanced exceeds the indemnification to which such officer or director is entitled.

Our certificate of incorporation, as amended, and bylaws obligate us, to the fullest extent permitted by New York law in effect from time to time, to indemnify, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity and any individual who, while a member of our board of directors and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity authorized by:
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the board, acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the BCL; or

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the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or

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shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our certificate of incorporation, as amended, and bylaws are not deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of shareholders or disinterested directors or otherwise.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK
For us to qualify to be taxed as a REIT under the Code, our capital shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to qualify to be taxed as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock (after taking into account options to acquire shares of capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify to be taxed as a REIT, we must satisfy other requirements as well.
Our certificate of incorporation, as amended, provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 4.99%, by value or number of shares, whichever is more restrictive, of our outstanding capital stock. We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares as described below, would beneficially own or constructively own shares of our capital stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause shares owned beneficially or constructively by a group of related individuals and/or entities to be deemed owned beneficially or constructively by one individual or entity. As a result, even if a shareholder’s actual ownership does not exceed the share ownership limits described, on a constructive ownership basis such shareholder may exceed those limits.
The ownership limits described above do not apply to our co-chief executive officers, Jeffrey C. Villano and John L. Villano, who currently beneficially owned 11.36% and 8.08%, respectively, of our issued and outstanding common shares. In addition, our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular shareholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if we obtain representations and undertakings from such shareholders as are reasonably necessary for the board of directors to determine that such shareholder’s beneficial or constructive ownership of our shares will not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT. Any violation or attempted violation of any such representations or undertakings will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, to determine or ensure our status as a REIT. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.
In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common share ownership limit, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares or we would otherwise fail to qualify to be taxed as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of other classes or series of our capital stock, as applicable, will violate the decreased ownership limit.
Thus, our certificate of incorporation, as amended, prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;

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any person from transferring shares of our capital stock if the transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

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any person from beneficially or constructively owning shares of our capital stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of shares of our capital stock described above, or who would have owned shares of our capital stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of shares of our capital stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of shares of our capital stock described above is no longer required.
If any transfer of shares of our capital stock would result in such shares being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity,” then the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.
Shares of our capital stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any of our capital shares held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to New York law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.
However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of  (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any dividend or distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our capital shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of shares of our capital shares. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of   (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.
In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the shareholder’s name and address, the number of shares of each class and series of our capital stock that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the shareholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
Certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership and transfer of shares of our capital stock described above.
The restrictions on ownership and transfer of shares of our capital stock described above could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares will be deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors who, following the completion of our IPO, was the constructive owner of more than 4.99% of our outstanding common shares. However, as a result of the follow-on offering in October-November 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent them from acquiring shares in excess of the limit in the first place.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares. Except where noted, this summary deals only with common shares held as a capital asset. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations including comprehensive tax reform currently being discussed by the U.S. Congress, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, REITs, “controlled foreign corporations,” “passive foreign investment companies,” broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold common shares as part of a hedge against currency or interest rate risks or that hold common shares as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.
For purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if  (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of common shares that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common shares.
Investors are urged to consult with their own tax advisors about the tax consequences of an investment in our common shares.
Taxation of REITs
General
This section is a summary of certain federal income tax matters of general application pertaining to REITs under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

We elected to be treated as a REIT under the Code for our taxable year ended December 31, 2017. We believe that we meet all the requirements for REIT qualification for U.S. federal income tax purposes. In connection with the IPO, we received an opinion of counsel that, commencing with our taxable year ended on December 31, 2017, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.
It must be emphasized that this opinion of counsel is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Included in these assumptions is that no group of five or fewer shareholders will own 50% of more of our outstanding common shares. In addition, the accuracy of such opinion may also depend on the accuracy of certain opinions rendered to us in connection with various transactions in which we may engage in the future. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by counsel or by us that we will so qualify for any particular year. Counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed in their opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:
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We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

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We may, under certain circumstances, be subject to the “alternative minimum tax” on our items of tax preference.

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If we have (a) net income from the sale or other disposition of   “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability. If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of  $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.
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If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of  $50,000 for each failure.

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If we should fail to distribute during each calendar year at least the sum of   (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the sum of   (i) amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.

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If we acquire any asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable “recognition period” (currently 5 years from the time of acquisition, subject to potential legislative changes) then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of   (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations either are made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.

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We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the retained net capital gain; each shareholder will be required to include the shareholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in the shareholder’s income, and each of our shareholders will receive a credit or refund for the shareholder’s proportionate share of the tax we pay.

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We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to tax in certain situations and on certain transactions not presently contemplated.
Requirements for qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;

(3)
which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)
which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(8)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to “look-through” attribution rules to determine the individuals who constructively own the shares held by the entity.
We intend to operate in a manner to satisfy each of the above conditions. In addition, regarding the fifth and sixth conditions described above, our certificate of incorporation, as amended, will include restrictions regarding ownership and transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under “— Failure to qualify as a REIT” for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the persons required to include in gross income the REIT dividend. A shareholder who fails or refuses to comply with the demand must submit a statement with such shareholder’s tax return disclosing the actual ownership of the shares and certain other information.
In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We have had and will continue to have a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code and regulations promulgated thereunder that must be met to elect and maintain REIT status.
Gross income tests
To maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term “interest” to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all its income from the real property securing the debt from leasing substantially all of its interest in the property.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly, in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Furthermore, we do not accrue interest income or market discount on defaulted or delinquent loans when certain criteria are satisfied. The criteria generally relate to whether those amounts are uncollectable or of doubtful collectability. Revenue Procedure 2014-51, which would be relevant if the IRS were to challenge our position with respect to the accrual of interest income and market discount and were to conclude that our mortgage loans are secured by other property, provides that that the IRS will treat mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2014-51 indicates that interest income on such a mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). In the case of a distressed mortgage loan, the face amount of the loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan.
In the future, we may agree to modify the terms of our mortgage loans to avoid foreclosure actions and for other reasons. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan, generally resulting in taxable gain or loss that is potentially eligible for installment method reporting. To the extent that such mortgage loan qualified as a real estate asset for purposes of the 75% asset test (see “— Asset tests,” below), we intend to treat a proportionate part of any gain from a deemed exchange of a mortgage loan as income qualifying under the 75% gross income test. With respect to the interest income we subsequently receive from a mortgage loan that has been the subject of a deemed exchange, IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We cannot assure you that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. We cannot assure you that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test and/or the 75% asset test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower.
We may enter into sale and repurchase agreements under which we nominally sell all or a portion of our mortgage portfolio to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset tests,” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.
Our share of any dividends received from our non-REIT corporate subsidiaries, if any, and from other corporations in which we own an interest (e.g., taxable REIT subsidiaries), if any, will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.
If the IRS successfully asserts that any amount of interest or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm’s length, the IRS’s adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See “— Penalty Tax” below.
Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See “— Failure to Qualify as a REIT” in this section for a discussion of the implications of such failure to qualify as a REIT. As discussed above in “— Taxation of REITs — General” in this section, even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.
Asset tests
At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.
First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a “real estate asset” only for the one-year period beginning on the date that we receive the proceeds of the offering.
Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).
Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
Fourth, except for securities that qualify for purposes of the 75% asset test and investments in any qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), if any, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding, for these purposes, certain securities described in the Code.
The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.
A mortgage loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal or greater than the principal amount of the loan. In the event that we invest in a mortgage loan that is secured by both real property and other property or where the value of the real property securing the loan is less than the principal amount of the loan, a portion of the mortgage loan may not qualify for purposes of the 75% asset test and Revenue Procedure 2014-51 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules discussed above may also apply in such case. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2014-51, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of mortgage loans acquired at a discount. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.
We may enter into sale and repurchase agreements under which we nominally sell all or a portion of our loan portfolio to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for REIT asset and income test purposes as the owner of the mortgage assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

There are relief provisions that may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if   (1) the value of our nonqualifying assets does not exceed the lesser of   (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of  (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.
Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.
Ownership of interests in partnerships and other entities classified as partnerships
We may own and operate one or more properties through partnerships and other entities classified as partnerships. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.
We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.
Ownership of interests in qualified REIT subsidiaries
We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer’s securities or more than 5% of the value of our total assets.
Ownership of interests in taxable REIT subsidiaries
A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See “— Asset tests” above.
Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary’s securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our shareholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (e.g., the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.
Distribution requirements
To qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:
•
90% of our “REIT taxable income;” plus

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness and any like-kind exchanges that are later determined to be taxable.

Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.
We intend to make timely distributions sufficient to satisfy these annual distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash and (b) the inclusion of certain items in income by us for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property, including taxable distributions of our shares.
Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.
Furthermore, we will be required to pay a 4% excise tax to the extent that the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) and the amounts we retain and pay corporate income tax on are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax. We intend to make timely distributions sufficient to satisfy this annual distribution requirement.
Differences in REIT taxable income and cash flows from distressed loans/loan modification
We may recognize taxable income in advance of our receipt of cash or proceeds from disposition of such assets potentially increasing the amount of dividends that we are required to distribute. We may be also required to report taxable income in earlier periods that ultimately exceeds the economic income realized on various assets.
For example, we may enter into loan modification agreements with borrowers. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, potentially subject to installment method reporting, and hold the modified loan with a cost basis equal to its modified principal amount for U.S. federal tax purposes. Alternatively, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income regardless of whether corresponding cash payments are received.
Prohibited transaction income
Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our operating partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:
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the property sold is a real estate asset for purposes of the asset tests discussed above;

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the REIT has held the property for at least two years;

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aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;

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either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

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with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and

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if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

The modification or sale of our mortgage loan assets could also give rise to prohibited transaction income. Revenue Procedure 2014-51 provides a safe harbor whereby, if a significant modification qualifies under the Revenue Procedure (see “— Gross income tests,” above), the deemed exchange is not treated as a prohibited transaction. The Revenue Procedure does not provide a safe harbor with respect to sales of mortgage loans.
From time to time, as a result of foreclosures, we have acquired interests in real property which we hold for sale and/or rental depending on a variety of factors. We do not intend to enter into any sales that are prohibited transactions. Nevertheless, the IRS may contend that these sales are subject to the 100% penalty tax on income from prohibited transactions. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.
Failure to qualify as a REIT
Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, shareholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 23.8% (the same as the maximum rate applicable to long-term capital gains), including the 3.8% Medicare tax described below and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.
Taxation of U.S. Holders
Distributions on common shares
If we make a distribution of cash or other property (other than certain pro rata distributions of our common shares) in respect of our common shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. GAAP) and will be subject to ordinary graduated federal income tax rates (the maximum individual rate is currently 37%), unless such dividend is a capital gain dividend or is qualified dividend income, each discussed below. Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.
To the extent that we make distributions on our common shares in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in the common shares by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in the holder’s shares will be taxable as capital gain.
The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November or December of any year and that are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
To the extent that we pay a portion of a dividend in common shares, U.S. holders may be required to pay tax on the entire amount distributed, including the portion paid in common shares, in which case the holders might be required to pay the tax using cash from other sources. If a U.S. holder sells the common shares that the holder receives as a dividend in order to pay this tax, the sales proceeds may be greater or less than the amount included in income with respect to the distribution, depending on the market price of our common shares at the time of the sale and, if greater, a U.S. holder will incur additional taxable gain and possibly additional tax liability.
Capital gain dividends
Dividends that we properly designate as capital gain dividends will be taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common shares. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which are generally taxable to non-corporate U.S. holders at a 20% maximum rate. Corporate shareholders will be taxed at ordinary corporate income tax rates on any dividends distributed.

Retention of net capital gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:
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include the holder’s pro rata share of our undistributed net capital gain in computing the holder’s long-term capital gains in the holder’s return for the holder’s taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;

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be deemed to have paid the holder’s proportionate share of capital gain tax imposed on us on the designated amounts included in the holder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by the holder;

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increase the adjusted tax basis of the holder’s common shares by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Qualified dividend income
A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” that is taxed to non-corporate U.S. holders at a maximum rate of 20% to the extent the amount is attributable to amounts described below, and we properly designate the amount as “qualified dividend income.” The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
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the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);

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the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and

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the excess of any income recognized during the immediately preceding year that is attributable to the sale of an asset acquired from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, over the federal income tax paid by us with respect to the built-in gain.

Sale or other disposition of common shares
You will generally recognize capital gain or loss on a sale or other disposition of common shares. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common shares. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common shares. If you are a non-corporate U.S. holder and your holding period for the common shares at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.
Taxation of Non-U.S. Shareholders
Sale or other disposition of our common shares
A non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of our common shares unless the shares constitute a United States Real Property Interest, or “USRPI” (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. An interest in shares of any corporation is presumed to be a USRPI unless an exception from such status under the FIRPTA rules applies. One such exception is for shares of a “domestically controlled qualified investment entity.” Our common shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-U.S. persons. Although we believe that we are domestically controlled, because our common shares are publicly traded we cannot make any assurance that we will remain domestically controlled.
Even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common shares, gain arising from the sale or exchange of will generally not be subject to taxation under FIRPTA as a sale of a USRPI if:
(1)
our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the NYSE American and

(2)
the non-U.S. holder owns or owned, actually and constructively, 10% or less of our outstanding common shares throughout the five-year period ending on the date of the sale or exchange.

Our common shares are listed and “regularly trade” on the NYSE American, an established securities market. Thus, even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common shares, as long as our shares are regularly traded on an established securities market at that time and the non-U.S. holder does not own, or has not owned during the five-year period ending on the date of the sale or exchange, more than 10% of our outstanding common shares, gain arising from the sale generally will not be subject to taxation under FIRPTA as a sale of a USRPI. If gain on the sale or exchange by a non-U.S. holder of our common shares is subject to taxation under FIRPTA, the non-U.S. holder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange our common shares are not “regularly traded on an established securities market,” the purchaser of the shares generally will be required to withhold and remit an amount equal to 15% of the purchase price to the IRS.
Notwithstanding the foregoing, gain from the sale or exchange of our common shares not otherwise subject to taxation under FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our common shares is treated as effectively connected with the non-U.S. holder’s United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a “domestically controlled qualified investment entity,” upon disposition of our common shares (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of USRPIs if the non-U.S. holder (1) disposes of the shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).
Recently enacted legislation provides special rules pursuant to which sales or dispositions of our common shares by certain “qualified foreign pension funds” (as defined for these purposes) may also be exempt from U.S. taxation under FIRPTA.

Distributions on common shares
If a non-U.S. shareholder receives a distribution with respect to our common shares that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as a capital gain dividend, the distribution will be generally taxed as ordinary income to the extent that the distribution is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The non-U.S. shareholder generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:
•
the dividend is effectively connected with the holder’s conduct of a U.S. trade or business (and the holder provides to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or suitable substitute or successor form) to avoid withholding) or

•
an applicable tax treaty provides for a lower rate of withholding tax (and the holder certifies that he is entitled to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

•
Under certain tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

Except to the extent provided by an applicable tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if the holder is a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable tax treaty).
Capital gain dividends and distributions attributable to a sale or exchange of USRPIs
Pursuant to FIRPTA, income from distributions paid by us to a non-U.S. holder of our common shares that is attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will be treated as income effectively connected with a United States trade or business. Non-U.S. holders generally will be taxed on the amount of this income at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We will also be required to withhold and to remit to the IRS 35% of the amount of any distributions paid by us to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of the amount of any distributions paid by us to the non-U.S. holder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable. If we designate a prior distribution as a capital gain dividend, we may be required to do “catch-up” on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. holder’s U.S. federal income tax liability.
Income from a distribution paid by a REIT to a non-U.S. holder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under FIRPTA, and therefore, will not be subject to the rates applicable to U.S. holders or to the 35% U.S. withholding tax described above, but only if the non-U.S. holder does not own more than 10% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. We expect that our common shares will be listed and will regularly trade on the NYSE American, which qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 10% of our outstanding common shares generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of USRPIs should be treated as ordinary dividend distributions.
Under recently enacted legislation, distributions of proceeds from the sale or other disposition of USRPIs by a REIT to certain “qualified foreign pension funds” (as defined for these purposes) will no longer be subject to U.S. taxation under FIRPTA.

The treatment of income from distributions paid by us to a non-U.S. holder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a USRPI, is not clear. However, we do not anticipate owning any non-USRPTI. Non-U.S. holders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a USRPI with their tax advisors.
Retention of net capital gains
Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of our common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder will be permitted to offset as a credit against the holder’s U.S. federal income tax liability resulting from the holder’s proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent that the holder’s proportionate share of the tax paid by us exceeds the holder’s actual U.S. federal income tax liability.
Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our outstanding common shares could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our outstanding common shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our outstanding common shares, collectively own more than 50% of the value of our outstanding common shares. Certain restrictions on ownership and transfer of our common shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our outstanding common shares and generally should prevent us from becoming a pension-held REIT.
Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS in connection with dividends on common shares and the proceeds of a sale or other disposition of common shares. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A non-U.S. holder may be subject to the U.S. information reporting and backup withholding (currently at a rate of 28%) on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification requirements generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a United States person (within the meaning of the Code). Applicable Treasury regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on common shares paid to a non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.
Payment of the proceeds of the sale or other disposition of common shares to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common shares to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Other Tax Considerations
Legislative or Other Actions Affecting REITs — Changes in the Tax Cuts and Jobs Act of 2017
The TCJA was passed by Congress on December 20, 2017 and signed into law by President Trump on December 22, 2017. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Below is a brief summary of the key changes in TCJA that directly impact REITs and their stockholders with respect to an investment in REITs. The changes described below are effective for taxable years beginning after December 31, 2017, unless otherwise noted. Investors should consult with their tax advisors regarding the effect of the TCJA on their circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and thus are not discussed here).
Income Tax Rates. Under the TCJA, the corporate income tax rate is reduced from a maximum marginal rate of 35% to a flat 21% rate, a 40% reduction. The reduced corporate income tax rate, which is effective for taxable years beginning after December 31, 2017, will apply to income earned by taxable REIT subsidiaries.
The TCJA also reduces the highest marginal income tax rate applicable to individuals to 37% (excluding the 3.8% Medicare tax on net investment income), a 6.6% reduction. Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income. However, the TCJA also will allow individuals to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, dividend income received by an individual shareholder in a REIT will be subject to a maximum effective federal income tax rate of 29.6%, compared with the previous maximum effective rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.
Medicare 3.8% Tax on Investment Income
Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common shares.

Foreign Account Tax Compliance Act
Withholding at a rate of 30% is required on dividends in respect of, and, for dispositions occurring after December 31, 2018, gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our common shares is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to shareholders in respect of any amounts withheld.
Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common shares.
State, Local and Foreign Taxes
We and our subsidiaries, if any, and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

PLAN OF DISTRIBUTION
We may sell Securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the Securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters;

•
the purchase price of the Securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price and the net proceeds we will receive from such sale;

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any discounts or concessions allowed or reallowed or paid to dealers; and

•
any Securities exchange or market on which the Securities offered in the prospectus supplement may be listed.

We may distribute our Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell Securities through a rights offering, forward contracts, or similar arrangements.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our Securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered Securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NYSE American or such other stock exchange on which our Securities are listed.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the Securities may be traded. If commenced, the underwriters may discontinue these activities at any time.
Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries, if any, in the ordinary course of business at any time. We may sell the Securities covered in this prospectus in any of these ways (or in any combination).

LEGAL MATTERS
The validity of the shares offered hereby will be passed upon for us by Morse, Zelnick, Rose and Lander LLP, New York, New York. Certain partners of Morse, Zelnick, Rose & Lander, LLP own in the aggregate 52,000 common shares.
EXPERTS
Our financial statements as of, and for each of the years ended, December 31, 2017 and 2016 have been so included in reliance on the report of Hoberman & Lesser, LLP, an independent registered public accounting firm, included in this prospectus given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are a reporting company and file annual, quarterly and current reports, proxy statements and other material with the SEC. You may read and copy our reports, proxy statements and other information, including the registration statement of which this prospectus is a part at the Public Reference Room of the SEC, 100 F Street, N. E., Room 1580, Washington D. C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or any document that we file in the future with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2017	April 2, 2018
Quarterly Report on Form 10-Q for the period ended March 31, 2018	May 15, 2018
Quarterly Report on Form 10-Q for the period ended June 30, 2018	August 14, 2018
Current Reports on Form 8-K	January 18, 2018,May 24, 2018 and October 19, 2018
Schedule 14A Information Statement	September 14, 2018
Description of Common Shares contained in our Registration Statement on Form 8-A	January 25, 2017
At your request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Sachem Capital Corp., 23 Laurel Street, Branford, Connecticut 06405, attention: Chief Financial Officer, telephone number (203) 433-4736.

Sachem Capital Corp.
            Common Shares

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.
           , 2019